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                                                                    EXHIBIT 2.3

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement"), effective as of September 1, 1997, is by and among LEONARD E. CORTELLI, M.D., P.A., a Florida professional association (the "Company"), LEONARD E. CORTELLI, M.D. (the "Physician"), and VISION TWENTY-ONE, INC., a Florida corporation ("Vision 21").

                                 R E C I T A L S

         A. Physician is a physician licensed to practice medicine in the State (as defined herein) and currently employs ophthalmologists and conducts an ophthalmology practice through the Company and through optometrist employees currently conducts an optometry practice through the Company.

         B. Physician owns all of the issued and outstanding shares of capital stock of the Company.

         C. Vision 21 provides business management services and facilities for eye care professionals and related businesses.

         D. The Company is a partner with Florida Eye Center, Sever & Ramseur, M.D., P.A., a Florida professional association ("Sever & Ramseur, P.A."), and Thomas J. Pusateri, M.D., P.A., a Florida professional association ("Pusateri, P.A."), in a Florida partnership known as Florida Eye Center (the "Partnership").

         E. Simultaneously herewith, the Partnership shall distribute all of its assets and assign all of its liabilities to Pusateri, P.A., the Company and Sever & Ramseur, P.A.

         F. Following such transfers and assignments by the Partnership, Vision 21 intends to purchase, assume and acquire all of the Company's, Sever & Ramseur, P.A.'s and Pusateri, P.A.'s respective assets to the extent provided by law and to assume certain liabilities of the Company, Sever & Ramseur, P.A. and Pusateri, P.A., in exchange for capital stock of Vision 21 and other consideration, all as more specifically provided herein.

         G. The Company desires to sell, assign and transfer all of its assets to the extent permitted by law to Vision 21 and to have Vision 21 assume certain of the Company's liabilities, all in accordance with the terms and conditions of this Agreement.

         H. Vision 21 cannot acquire certain of the Company's, Sever & Ramseur, P.A.'s or Pusateri, P.A.'s respective assets because of laws prohibiting general business corporations from engaging in the practice of medicine or optometry, exercising control over physicians practicing medicine or optometrists practicing optometry, or engaging in certain practices such as fee splitting with physicians or optometrists.



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         I.        In order to effect such acquisition, the Company, Sever &
Ramseur, P.A. and Pusateri, P.A. intend to form a new professional association ("New P.A.") and to transfer their respective medical businesses and all of their Medical Assets (as defined herein) to New P.A. in exchange for shares of New P.A.'s capital stock.

         J. Simultaneously herewith, Sever & Ramseur, P.A. and Pusateri, P.A. shall each enter into an acquisition agreement with Vision 21.

         K. New P.A. shall employ the Physician and shall enter into a Business Management Agreement effective as of the date first above written.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1.     AAA. The term "AAA" shall mean the American Arbitration
Association.

         1.2. Accountants. The term "Accountants" shall mean the accounting firm for Vision 21.

         1.3. Accounts Receivable. The term "Accounts Receivable" shall have the meaning set forth in Section 2.1(b).

         1.4. Acquisition Proposal. The term "Acquisition Proposal" shall have the meaning set forth in Section 3.31.

         1.5. Actual Knowledge. The terms "actual knowledge," "have no actual knowledge of" or "do not actually know of" and similar phrases shall mean
(a) in the case of a natural person, the actual conscious awareness, or not, as the context requires, of the particular fact by such person, and (b) in the case of an entity, the actual conscious awareness, or not, as the context requires, of the particular fact by any stockholder, director or executive officer of such entity.

         1.6. Affiliate. The term "Affiliate" with respect to any person or entity shall mean a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person or entity.

         1.7. Applicable Laws. The term "Applicable Laws" shall have the meaning set forth in Section 20.8.


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         1.8.     Assumed Contracts. The term "Assumed Contracts" shall have the meaning set forth in Section 2.1(e).

         1.9. Assumed Obligations. The term "Assumed Obligations" shall have the meaning set forth in Section 2.3.

         1.10.    Audit. The term "Audit" shall have the meaning set forth in
Section 3.6.

         1.11. Best Knowledge. The terms "best knowledge," "have no knowledge of" or "do not know of" and similar phrases shall mean (a) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after diligent investigation and inquiry by such person, and (b) in the case of an entity, the particular fact was known, or not known, as the context requires, to any stockholder, director or executive officer of such entity after diligent investigation and inquiry by the principal executive officers of such entity.

         1.12. Business Management Agreement. The term "Business Management Agreement" shall mean the Business Management Agreement entered into between New P.A. and Sever & Ramseur, P.A. at the Closing.

         1.13. Business Records. The term "Business Records" shall have the meaning set forth in Section 2.1(g).

         1.14. Cash Compensation. The term "Cash Compensation" shall have the meaning set forth in Section 3.8(a).

         1.15. Claim Notice. The term "Claim Notice" shall have the meaning set forth in Section 15.3(a).

         1.16. Closing. The term "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

         1.17. Closing Date. The term "Closing Date" shall mean September 15, 1997, or such other date as mutually agreed upon by the parties.

         1.18. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.19. Commitments. The term "Commitments" shall have the meaning set forth in Section 3.12(a).

         1.20. Common Stock. The term "Common Stock" or "Vision 21 Common Stock" shall mean the common stock, par value $.001 per share, of Vision 21.


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         1.21.    Compensation Plans. The term "Compensation Plans" shall have the meaning set forth in Section 3.8(b).

         1.22. Competing Management Business. The term "Competing Management Business" shall have the meaning set forth in Section 18.1(b)(ii).

         1.23. Competitor. The term "Competitor" shall mean any person or entity which, individually or jointly with others, whether for its own account or for that of any other person or entity, owns, or holds any ownership or voting interest in any person or entity engaged in, the practice of ophthalmology, the practice of optometry, the operation of out patient eye surgical facilities, the operation of refractive surgery centers and the operation of optical shops; provided, however, that such term shall not include any Affiliate of Vision 21 or any entity with which Vision 21 has an agreement similar to the Business Management Agreement in effect.

         1.24. Controlled Group. The term "Controlled Group" shall have the meaning set forth in Section 3.9(g).

         1.25. Corporation Law. The term "Corporation Law" shall mean the statutes, regulations and laws governing business corporations and professional associations in the State.

         1.26. D  amages. The term "Damages" shall have the meaning set forth in
Section 15.1.

         1.27. Election Period. The term "Election Period" shall have the meaning set forth in Section 15.3(a).

         1.28. Employee Benefit Plans. The term "Employee Benefit Plans" shall have the meaning set forth in Section 3.9(a).

         1.29. Employee Policies and Procedures. The term "Employee Policies and Procedures" shall have the meaning set forth in Section 3.8(d).

         1.30. Employment Agreements. The term "Employment Agreements" shall have the meaning set forth in Section 3.8(c).

         1.31. Environmental Laws. The term "Environmental Laws" shall have the meaning set forth in Section 3.24(a).

         1.32. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.33. Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


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         1.34.    FBCA. The term "FBCA" shall mean the Florida Business
Corporation Act.

         1.35. Financial Statements. The term "Financial Statements" shall have the meaning set forth in Section 3.6.

         1.36. GAAP. The term "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis with prior periods, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination.

         1.37. Governmental Authority. The term "Governmental Authority" shall mean any national, state, provincial, local or tribunal governmental, judicial or administrative authority or agency.

         1.38. Indemnified Party. The term "Indemnified Party" shall have the meaning set forth in Section 15.3(a).

         1.39. Indemnifying Party. The term "Indemnifying Party" shall have the meaning set forth in Section 15.3(a).

         1.40. Indemnity Notice. The term "Indemnity Notice" shall have the meaning set forth in Section 15.3(d).

         1.41. Insurance Policies. The term "Insurance Policies" shall have the meaning set forth in Section 3.13.

         1.42. Inventory. The term "Inventory" shall have the meaning set forth in Section 2.1(a).

         1.43.    IRS. The term "IRS" shall mean the Internal Revenue Service.

         1.44. Lease Assignments. The term "Lease Assignments" shall have the meaning set forth in Section 13.1(p).

         1.45. Leased Property. The term "Leased Property" shall have the meaning set forth in Section 2.1(d).

         1.46. Management Business. The term "Management Business" shall have the meaning set forth in Section 18.1(b)(i).


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         1.47.    Material Adverse Effect. The term "Material Adverse Effect"
shall mean a material adverse effect on the Nonmedical Assets and the Company's business, operations, condition (financial or otherwise) or results of operations, taken as a whole, considering all relevant facts and circumstances.

         1.48. Medical Assets. The term "Medical Assets" shall have the meaning set forth in Section 2.2.

         1.49. New P.A. The term "New P.A." shall have the meaning set forth in the Recitals hereto.

         1.50. Nonmedical Assets. The term "Nonmedical Assets" shall mean all of the assets of the Company except for the Medical Assets, as such assets are more fully described in Section 2.1.

         1.51. Optometrist Employee. The term "Optometrist Employee" shall mean those licensed optometrists who are employees of the Company, but are not shareholders.

         1.52. Optometrist Employment Agreement. The term "Optometrist Employment Agreement" shall mean the Optometrist Employment Agreement to be executed between any Optometrist Employee and the New P.A.

         1.53. Partnership Balance Sheet. The term "Partnership Balance Sheet" shall have the meaning set forth in Section 3.6.

         1.54. Partnership Balance Sheet Date. The term "Partnership Balance Sheet Date" shall have the meaning set forth in Section 3.6.

         1.55.    Payors. The term "Payors" shall have the meaning set forth in
Section 3.27.

         1.56. Permitted Encumbrances. The term "Permitted Encumbrances" shall have the meaning set forth in Section 3.11(b).

         1.57. Personal Property Leases. The term "Personal Property Leases" shall have the meaning set forth in Section 2.1(c).

         1.58. Physician Employee. The term "Physician Employee" shall mean those licensed physicians who are employees of the Company, but are not shareholders.

         1.59. Physician Employment Agreement. The term "Physician Employment Agreement" shall mean the Physician Employment Agreement to be executed between Physician and the New P.A., and between any Physician Employee and the New P.A.


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         1.60.    Practice. The term "Practice" shall mean the ophthalmology, optometry and all other vision related health-care practices conducted from time to time by the Company and the Partnership prior to and on the Closing Date and by the New P.A. after the Closing Date.

         1.61. Prepaid Items. The term "Prepaid Items" shall have the meaning set forth in Section 2.1(n).

         1.62. Professional Employee. The term "Professional Employee" shall mean any Physician Employee or Optometrist Employee.

         1.63. Proprietary Rights. The term "Proprietary Rights" shall have the meaning set forth in Section 3.14.

         1.64. Public Offering. The term "Public Offering" shall mean any underwritten secondary offering of Vision 21 Common Stock.

         1.65. Purchase Price. The term "Purchase Price" shall mean the consideration set forth in Section 2.4 of this Agreement.

         1.66. Pusateri, P.A. The term "Pusateri, P.A. shall have the meaning set forth in the Recitals hereto.

         1.67. Real Property Leases. The term "Real Property Leases" shall have the meaning set forth in Section 2.1(d).

         1.68. Recent Acquisitions. The term "Recent Acquisitions" shall mean the acquisitions by Vision 21 of third parties which were completed in December 1996, March 1997, May 1997 and June 1997.

         1.69. Registration Statement. The term "Registration Statement" shall mean any S-1 Registration Statement filed by Vision 21 in connection with a Public Offering.

         1.70. SEC. The term "SEC" shall mean the Securities and Exchange Commission.

         1.71. Securities. The term "Securities" shall mean the shares of Vision 21 Common Stock to be delivered to the Company under the terms of this Agreement.

         1.72. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.73. Sever & Ramseur, P.A. The term "Sever & Ramseur, P.A." shall have the meaning set forth in the Recitals hereto.


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         1.74.    State. The term "State" shall mean the state of incorporation of the Company.

         1.75. Tangible Personal Property. The term "Tangible Personal Property" shall have the meaning set forth in Section 2.1(f).

         1.76. Tax Returns. The term "Tax Returns" shall have the meaning set forth in Section 3.15(a).

         1.77. Third Party Claim. The term "Third Party Claim" shall have the meaning set forth in Section 15.3(a).

         1.78. Transaction. The term "Transaction" shall mean the purchase and sale of the Nonmedical Assets and the assumption of the Assumed Obligations pursuant to this Agreement.

         1.79. Vision 21 Financial Statements. The term "Vision 21 Financial Statements" shall have the meaning set forth in Section 5.9.

         2.       PURCHASE AND SALE OF NONMEDICAL ASSETS.

         2.1. Purchase and Sale of Nonmedical Assets. Subject to the terms and conditions herein set forth, and in reliance upon the representations and warranties set forth herein, the Company agrees to sell, convey, assign, transfer and deliver to Vision 21, and Vision 21 agrees to purchase, assume, accept and acquire, the assets consisting of all the assets (other than the Medical Assets specified in Section 2.2 hereof) owned by the Company as of the Closing Date, of every kind, character and description, whether tangible, real, personal, or mixed, and wheresoever located, whether carried on the books of the Company or not carried on the books of the Company due to having been expended, fully depreciated, or otherwise (the "Nonmedical Assets"), including without limitation the following (except to the extent that any of the following are specifically enumerated as Medical Assets in Section 2.2 hereof) to the extent permitted by applicable law:

                  a.       All of the inventory owned by the Company
("Inventory");

                  b. All of the accounts receivable or other rights to receive payment owing to the Company ("Accounts Receivable") except for (i) accounts receivable owed to the Company by Managed Health Services, Inc. or Florida Eye Care Associates relating to physician data review, administrator expenses, or medical services that were represented by cash held by Managed Health Services, Inc. or Florida Eye Care Associates as of August 31, 1997, and
(ii) accounts receivable owed to the Company by Vision 21 in the amount of __________ Dollars ($_____) which shall be retained by the Company;

                  c. All of the Company's rights in, to and under all leases of supplies, instruments, equipment, furniture, machinery and other items of tangible personal property ("Personal Property Leases"), including, without limitation, the Personal Property Leases described on Schedule 2.1(c);


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                  d.       All of the Company's rights as a lessee in, to and
under all real property lease agreements (such real property lease agreements are hereinafter referred to as "Real Property Leases" and the parcels of real property in which the Company has a leasehold interest and that are subject to the Real Property Leases are hereinafter referred to as "Leased Property"), including, without limitation, estates created by, and rights conferred under, the Real Property Leases described on Schedule 2.1(d), and any and all estates, rights, titles and interests in, to and under all warehouses, storage facilities, buildings, works, structures, fixtures, landings, constructions in progress, improvements, betterments, installations, and additions constructed or located on or affixed to the Leased Property;

                  e. All of the Company's rights in, to and under all contracts, agreements, insurance policies, purchase orders and commitments (the "Assumed Contracts"), including, without limitation, the Assumed Contracts described on Schedule 2.1(e);

                  f. All tangible personal property (including supplies, instruments, equipment, furniture and machinery) owned by the Company ("Tangible Personal Property"), including, without limitation, the Tangible Personal Property described on Schedule 2.1(f);

                  g. All books and records of the Company, including, without limitation, all credit records, payroll records, computer records, computer programs, contracts, agreements, operating manuals, schedules of assets, correspondence, books of account, files, papers, books and all other public and confidential business records (together the "Business Records"), whether such Business Records are in hard copy form or are electronically or magnetically stored;

                  h. All franchises, licenses, permits, certificates, approvals and other governmental authorizations necessary to own and operate any of the other Nonmedical Assets, a complete and correct list of which is set forth on Schedule 2.1(h);

                  i. All (i) United States and foreign patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, copyright applications and registrations and trade names of the Company; (ii) proprietary data and technical, manufacturing know-how and information (and all materials embodying such information) of the Company; (iii) developments, discoveries, inventions, ideas and trade secrets of the Company; and (iv) rights to sue for past infringement;

                  j. All of the Company's right, title and interest in, to and under all telephone numbers used in connection with the Practice, including all extensions thereto;

                  k. All rights in, to and under all representations, warranties, covenants and guaranties made or provided by third parties to or for the benefit of the Company with respect to any of the other Nonmedical Assets;


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                  l.       All cash in registers or petty cash drawers (which
shall on the Closing Date be at least ninety percent (90%) of the average daily cash balance held in such locations in the twelve (12) month period preceding the Closing Date); and

                  m. All of the Company's prepaid expenses, prepaid insurance, deposits and other similar items ("Prepaid Items").

         If and to the extent the assignment of any personal property lease, real property lease, contract, agreement, purchase order, work order, commitment, license, permit, certificate or approval listed on the foregoing Schedules shall require the consent of another party thereto, then (i) such personal property lease, real property lease, contract, agreement, purchase order, work order, commitment, license, permit, certificate or approval shall constitute a Personal Property Lease, Real Property Lease, Assumed Contract or License, as the case may be, only upon and subject to receipt of such consent;
(ii) such personal property lease, contract, agreement, purchase order, work order, commitment, license, permit, certificate or approval shall not be a Personal Property Lease, Real Property Lease, Assumed Contract or License, as the case may be, if and for so long as the attempted assignment would constitute a breach thereof; and (iii) the Company shall cooperate fully with Vision 21 (or Vision 21's successor-in-interest) in seeking such consent or reasonable arrangement designed to provide to Vision 21 (or such successor-in-interest) the benefits, claim or rights arising thereunder.

         2.2. No Sale of Medical Assets; Other Excluded Assets. The Company shall not sell, convey, assign, transfer or deliver to Vision 21, and Vision 21 shall not be obligated to purchase, accept or acquire (or make any payments or otherwise discharge any liability or obligation of the Company with respect to), the Medical Assets of the Company as set forth on Schedule 2.2 and those other assets listed on the other Schedules attached hereto which by law cannot be acquired by Vision 21 which shall also be deemed to include (a) life insurance policies covering the life of any employee of the Company, and (b) personal effects listed on Schedule 2.2(b); and (c) cash and cash equivalents in banks, certificates of deposit, commercial paper and securities owned by the Company (but excluding cash held in registers or petty cash drawers on the Closing
Date); and (d) those assets of which the entire costs of maintenance are deemed to be "Practice Expenses" as defined in the Business Management Agreement.

         2.3. Assumption of Obligations and Liabilities. At the Closing, Vision 21 shall assume and agree to pay or perform, promptly as they become due, only those obligations and liabilities of the Company expressly set forth on
Schedule 2.3 (the "Assumed Obligations") which shall exclude the Business Management Agreement. Except for the Assumed Obligations, Vision 21 shall not assume or be deemed to have assumed and shall not be responsible for any other obligation or liability of the Company, direct or indirect, known or unknown, absolute or contingent, including without limitation (i) any and all obligations regarding any foreign, Federal, state or local income, sales, use, franchise or other tax liabilities, (ii) any and all obligations or liabilities relating to any fees or expenses of the Company's or Physician's counsel, accountants or other experts incident to the negotiation and preparation of any of the documents contemplated herein and consummation of


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

the transactions contemplated thereby, and (iii) any and all liabilities relating to or arising from the provision of professional medical or optometric services (or failure to provide professional medical or optometric services) prior to the Closing Date.

         2.4. Purchase Price. Vision 21 agrees that, subject to the terms and conditions of this Agreement, and in full consideration for the aforesaid sale, transfer, conveyance, assignment and delivery of the Nonmedical Assets of the Company to Vision 21, and the acceptance by Vision 21 of such Nonmedical Assets and the assumption of the Assumed Obligations of the Company by Vision 21, Vision 21 shall deliver to the Company at the Closing the consideration (the "Purchase Price") set forth in Schedule 2.4.

         2.5. The Closing. The Closing shall take place on the Closing Date at the offices of Shumaker, Loop & Kendrick, 101 E. Kennedy Boulevard, Suite 2800, Tampa, Florida 33602 or at such other location in the State as the parties shall mutually agree.

         2.6. Purchase Price Adjustments. Ernst & Young, LLP shall within seventy-five (75) days of the Closing Date conduct an audit of the Company and the Partnership to ensure that the Company and the Partnership have collected accounts receivable and paid accounts payable in the ordinary course of business during the ninety (90) day period prior to the Closing Date. In the event that the audit reveals that the Company and/or the Partnership have (a) collected accounts receivable at an accelerated rate during such period, or (b) paid accounts payable at a reduced or delayed rate during such period, Vision 21 shall seek an adjustment to the Purchase Price. In the event that the proposed adjustment materially impacts the goodwill which may be created by the transaction, the proposed adjustment shall take into account the related impact upon net income created by the change in amortization of such goodwill. Vision 21 shall notify the Physician in writing within seventy-five (75) days of the Closing Date of its decision to seek an adjustment of the Purchase Price, the amount of the proposed adjustment and its reasons for such decision. If Physician does not notify Vision 21 within ten (10) days of Physician's receipt of such notice that Physician objects to the proposed adjustment, then the proposed adjustment shall take place and shall be final. If Physician notifies Vision 21 within the above-described ten (10) day period that Physician objects to the proposed adjustment, then Vision 21 and Physician shall in good faith negotiate an appropriate amount of the adjustment, if any, which should be made. During all time periods following Vision 21's notice that it intends to adjust the Purchase Price until the adjustment is finalized, Vision 21 shall provide to Physician and his accountants full access to all relevant books, records and work papers utilized in preparing the proposed Purchase Price adjustment. The adjustment may be settled in cash (which shall be set-off from moneys due New P.A. pursuant to the Business Management Agreement) or Vision 21 Common Stock at the Physician's option.

         2.7. Subsequent Actions. If, at any time after the Closing Date, Vision 21 shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Vision 21 its right, title or interest in, to or under any of the rights, properties or assets of the Company and the Partnership acquired or to be acquired by Vision 21 as a result of, or in connection with, the Transaction, or

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

otherwise to carry out this Agreement, the officers and directors of Vision 21 shall, at the sole cost and expense of Vision 21, be authorized to execute and deliver, in the name and on behalf of the Company and the Partnership, such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of the Company and the Partnership, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Vision 21 or otherwise to carry out this Agreement.

         2.8. Allocation of Purchase Price. The Purchase Price shall be allocated among the Nonmedical Assets as set forth on Schedule 2.8. Each of Vision 21, the Company and the Physician covenants and agrees that he or it shall not take a position that is in any way inconsistent with the terms of this
Section 2.8 on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PHYSICIAN. The Company and the Physician, jointly and severally, represent and warrant to Vision 21 that the following are true and correct as of the date hereof, and shall be true and correct through the Closing Date as if made on that date; when used in this Section 3, the term "best knowledge" shall mean in the case of the Company the best knowledge of those individuals listed on
Schedule 3:

         3.1. Organization and Good Standing; Qualification. The Company is a professional association duly organized, validly existing and in good standing under the laws of the State, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Neither the Company nor the Partnership is qualified or licensed to do business in any other jurisdiction. Neither the Company nor the Partnership has any assets, employees or offices in any state other than the State. Except as set forth on Schedule 3.1, none of the Company, the Partnership, the Physician or any Professional Employee owns, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity that is engaged in a business that is a Competitor.

         3.2.     Continuity of Business Enterprise. Except as set forth on
Schedule 3.2, and except as contemplated by this Agreement, there has not been any sale, distribution or spin-off of significant assets of the Company, the Partnership or any of their respective Affiliates other than in the ordinary course of business within the two (2) year period preceding the date of this Agreement.

         3.3. Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by the Company, have been duly authorized by the Company. The consummation of the transactions contemplated hereby to be performed by the Partnership have been duly authorized by the Partnership. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Company has obtained, in accordance with applicable law and its Articles or Certificate of Incorporation and Bylaws, the approval of its stockholders necessary for the consummation of the transactions contemplated hereby.

         3.4. Compliance. Except as disclosed on Schedule 3.4, the execution and delivery of the documents contemplated hereunder by the Company and the consummation of the transactions contemplated thereby by the Company and the Partnership will not (i) violate any provision of the Company's or the Partnership's respective organizational documents, (ii) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which either the Company or the Partnership is a party,
(iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other material encumbrance upon any property of the Company or the Partnership or (iv) violate or conflict with any order, award, judgment or decree or other material restriction or to the best of the Company's knowledge violate or conflict with any law, ordinance or regulation to which the Company, the Partnership or their respective properties are subject.

         3.5. Consents. No consent, approval, order or authorization of or registration, declaration, or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the documents contemplated herein by the Company or the consummation by the Company and the Partnership of the transactions contemplated thereby, except for those consents or approvals set forth on Schedule 3.5.

         3.9. Financial Statements. The Company has furnished to Vision 21 the Partnership's compiled statement of assets, liability and capital on the income tax basis for the prior two (2) full calendar years and the eight month period ending August 31, 1997 (the "Partnership Balance Sheet" and the date thereof shall be referred to as the "Partnership Balance Sheet Date"), and the related statement of revenues and expenses on the income tax basis for the prior two (2) full calendar years and the eight month period ending August 31, 1997 (all collectively, the "Financial Statements"). The Company has elected to omit all the disclosures ordinarily included in financial statements. The Company has made no provision on liability for Federal and State income tax. The Partners of the Partnership are taxed on their proportionate share of the Company's taxable income. The Financial Statements have been prepared on the accounting basis used by the Company for income tax purpose, which is a comprehensive basis of Accounting other than generally accepted accounting principles. The Financial Statements fairly present the financial condition and results of operations of the Partnership as of the dates and for the periods indicated except as otherwise indicated in the Financial Statements. The
Company and the Physicians expressly warrant that they will have prior to the Closing fairly, accurately and completely provided all necessary information requested in or relevant to the preparation of the audit to be conducted by the Accountants or their designees prior to Closing (the "Audit").

         3.7. Liabilities and Obligations. Except as set forth on Schedule 3.7, the Financial Statements reflect all liabilities of the Partnership and the Company, accrued, contingent or otherwise that would be required to be reflected thereon, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business since the Partnership Balance Sheet Date. Except as set forth in the Financial Statements or on Schedule 3.7, neither the Partnership nor the Company is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and the Company does not know of any valid basis for the assertion of any other claims or liabilities of any nature or in any amount.

         3.8.     Employee Matters.

                  a. Cash Compensation. Schedule 3.8(a) contains a complete and accurate list of the names, titles and annual cash compensation as of the Closing Date, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company and the Partnership. In addition,
Schedule 3.8(a) contains a complete and accurate description of (i) all increases in Cash Compensation of employees of the Company and the Partnership during the current fiscal year and the immediately preceding fiscal year and
(ii) any promised increases in Cash Compensation of employees of the Company or the Partnership that have not yet been effected.

                  b. Compensation Plans. Schedule 3.8(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or the Partnership or to which the Company or the Partnership contributes on behalf of its employees, other than Employment Agreements listed on Schedule 3.8(c) and Employee Benefit Plans listed on Schedule 3.9(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for performance awards, and stock ownership or stock options. The Company has provided or made available to Vision 21 a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Except as set forth on Schedule 3.8(b), each of the Compensation Plans can be terminated or amended at will by the Company or the Partnership.

                  c.       Employment Agreements. Except as set forth on
Schedule 3.8(c), neither the Company nor the Partnership is a party to any employment agreement ("Employment Agreements") with respect to any of its employees. Employment Agreements include without limitation employee leasing agreements, employee services agreements and non-competition agreements.

                  d. Employee Policies and Procedures. Schedule 3.8(d) contains a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Company or the Partnership. The Company has provided or made available to Vision 21 a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

                  e. Unwritten Amendments. Except as described on Schedule 3.8(b), 3.8(c), or 3.8(d), no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans or Employee Policies and Procedures.

                  f. Labor Compliance. To the best knowledge of the Company, the Partnership and the Physician, the Company and the Partnership have been and are in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a Material Adverse Effect, and neither the Company nor the Partnership is liable for any arrearages of wages or penalties for failure to comply with any of the foregoing. Neither the Company nor the Partnership has, to the best of Physician's and the Company's knowledge, engaged in any unfair labor practices or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices that would, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth on Schedule 3.8(f), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the actual knowledge of the Company and the Physician, threatened against the Company or the Partnership before any federal, state or local court, board, department, commission or agency (nor, to the best knowledge of the Company and the Physician, does any valid basis therefor exist), or (ii) existing or, to the actual knowledge of the Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company or the Partnership (nor, to the best knowledge of the Company and the Physician, does any valid basis therefor exist).

                  g. Unions. Neither the Company nor the Partnership has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company or the Partnership are represented by any union, labor organization or collective bargaining unit. Except as set forth on Schedule 3.8(g), to the actual knowledge of the Company, none of the employees of the Company or the Partnership have threatened to organize or join a union, labor organization or collective bargaining unit.

                  h. Aliens. All employees of the Company and the Partnership are, to the best knowledge of the Company, citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

         3.9.     Employee Benefit Plans.

                  a. Identification. Schedule 3.9(a) contains a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) sponsored by the Company and the Partnership or to which the Company and Partnership contribute on behalf of their respective employees and all employee benefit plans previously sponsored or contributed to on behalf of their respective employees within the three (3) years preceding the date hereof (the "Employee Benefit Plans"). The Company has provided or made available to Vision 21 copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Company has provided or made available to Vision 21 a written description of all existing practices engaged in by the Company and the Partnership that constitute Employee Benefit Plans. Except as set forth on Schedule 3.9(a) and subject to the requirements of the Code and ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Company or the Partnership. Except as set forth on Schedule 3.9(a), no unwritten amendment exists with respect to any Employee Benefit Plan. Except as set forth on Schedule 3.9(b)-(l), each of the following paragraphs is true and correct.

                  b. Administration. To the best knowledge of the Company and the Physician, each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect. The Company, the Partnership and the Physician have (i) made all necessary filings with respect to such Employee Benefit Plans, including the timely filing of Form 5500 if applicable, and (ii) made all necessary filings, reports and disclosures pursuant to and have complied with all requirements of the IRS Voluntary Compliance Resolution Program, if applicable, with respect to all profit sharing retirement plans and pension plans in which employees of the Company or the Partnership participate.

                  c. Examinations. Except as set forth on Schedule 3.9(c), neither the Company nor the Partnership has received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

                  d. Prohibited Transactions. To the best knowledge of the Company and the Physician, no prohibited transactions (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) have occurred with respect to any Employee Benefit Plans.

                  e. Claims and Litigation. No pending or, to the actual knowledge of the Company and the Physician, threatened, claims, suits, or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  f.       Qualification. As set forth in more detail on
Schedule 3.9(f), the Company and the Partnership have received a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. Except as set forth on Schedule 3.9(e), no proceedings exist or, to the actual knowledge of the Company have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                  g. Funding Status. To the best knowledge of the Company and the Physician, no accumulated funding deficiency (within the meaning of Section 412 of the Code), whether or not waived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company or the Partnership is a member ("Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. Neither the Company nor the Partnership sponsors any Employee Benefit Plan described in Section 501(c)(9) of the Code. None of the Employee Benefit Plans are subject to actuarial assumptions.

                  h. Excise Taxes. None of the Company, the Partnership or any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

                  i. Multiemployer Plans. None of the Company, the Partnership or any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  j. Pension Benefit Guaranty Corporation. None of the Employee Benefit Plans are subject to the requirements of Title IV of ERISA.

                  k. Retirees. Neither the Company nor the Partnership has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of their respective employees who may retire or any of their respective former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and Sections 501 through 508 of ERISA.

                  l. Other Compensation. Except as set forth on Schedules 3.8(a), 3.8(b), 3.8(c), 3.8(d) and 3.9(a), none of the Company, the Partnership, the Physician or any Professional Employee is a party to any compensation or debt arrangement with any person relating to the provision of health care related services other than arrangements with the Company, the Partnership or the Physician.

         3.10.    Absence of Certain Changes. Except as set forth on Schedule
3.10 or as contemplated in this Agreement, since the Partnership Balance Sheet Date, neither the Company nor the Partnership has:

                  a. suffered a Material Adverse Effect, whether or not caused by any deliberate act or omission of the Company, the Partnership or the Physician;

                  b. contracted for the purpose of acquiring any capital asset having a cost in excess of $5,000 or made any single expenditure in excess of $5,000;

                  c. incurred any indebtedness for borrowed money (other than short-term borrowings in the ordinary course of business), or issued or sold any debt securities;

                  d. incurred or discharged any material liabilities or obligations except in the ordinary course of business;

                  e. paid any amount on any indebtedness prior to the due date, forgiven or cancelled any claims or any debt in excess of $5,000, or released or waived any rights or claims except in the ordinary course of business;

                  f. mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

                  g. suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                  h. acquired or disposed of any assets having an aggregate value in excess of $5,000, except in the ordinary course of business;

                  i. written up or written down the carrying value of any of its assets, other than accounts receivable in the ordinary course of business;

                  j. changed the costing system or depreciation methods of accounting for its assets in any material respect;

                  k. lost or terminated any employee, patient, customer or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                  l. increased the compensation of any director, officer, key employee or consultant, except as disclosed on Schedule 3.8(a);

                  m. increased the compensation of any employee (except for increases in the ordinary course of business consistent with past practice) or hired any new employee who is expected to receive annualized compensation of at least $15,000;

                  n. made any payments to or loaned any money to any person or entity referred to in Section 3.22;

                  o. formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                  p. redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities, or agreed to change the terms and conditions of any such capital stock, securities or rights;

                  q. entered into any agreement providing for total payments in excess of $5,000 in any twelve (12) month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business;

                  r. entered into, adopted or amended any Employee Benefit Plan, except as contemplated hereby or the other agreements contemplated hereby; or

                  s. entered into any other commitment or transaction or experienced any other event that would materially interfere with its performance under this Agreement or any other agreement or document executed or to be executed pursuant to this Agreement, or otherwise has, individually or in the aggregate, resulted in a Material Adverse Effect.

         3.11.    Title; Leased Assets.

                  a. Real Property. Neither the Company nor the Partnership owns any interest (other than leasehold interests referred to on Schedule 3.11(c)) in real property. The leased real property referred to on
Schedule 3.11(c) constitutes the only real property necessary for the conduct of the Company's and the Partnership's respective businesses.

                  b. Personal Property. Except as set forth on Schedule 3.11(b), the Company and/or the Physician has good, valid and marketable title to all the personal property constituting the Nonmedical Assets. The personal property constituting the Nonmedical Assets constitute the only personal property necessary for the conduct of the Company's and the Partnership's respective businesses (except for the Medical Assets). Upon consummation of the transactions contemplated hereby, such interest in the Nonmedical Assets shall be free and clear of all security interests, liens, claims and encumbrances, other than those set forth on Schedule 3.11(b) (the "Permitted Encumbrances") and statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets.

                  c. Leases. A list and brief description of (i) all Real Property Leases, and (ii) all Personal Property Leases involving rental payments within any twelve (12) month period in excess of $12,000, in either case to which the Company or the Partnership is a party, either as lessor or lessee, are set forth on Schedule 3.11(c). All such leases are valid and, to the knowledge of the Company, enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         3.12.    Commitments.

                  a.       Commitments; Defaults. Except as set forth on
Schedule 3.12 or as otherwise disclosed pursuant to this Agreement, the Company and the Partnership are not parties to and are not bound by, and none of the Nonmedical Assets or the assets or the business of the Company or the Partnership are bound by, whether or not in writing, any of the following (collectively, "Commitments"):

                           i)    partnership or joint venture agreement;

                           ii)   guaranty or suretyship, indemnification or
contribution agreement or performance bond;

                           iii)  debt instrument, loan agreement or other
obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                           iv)   contract to purchase real property;

                           v)    agreement with dealers or sales or commission
agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any twelve (12) month period in excess of $2,000 and which is not terminable on thirty (30) days' notice or without penalty;

                           vi)   agreement relating to any material matter or
transaction in which an interest is held by a person or entity that is an Affiliate of the Company, the Partnership or the Physician;

                           vii)  agreement for the acquisition of services,
supplies, equipment, inventory, fixtures or other property involving more than $2,000 in the aggregate;

                           viii) powers of attorney;

                           ix)   contracts containing non-competition covenants;

                           x)    agreement providing for the purchase from a
supplier of all or substantially all of the requirements of the Company or the Partnership of a particular product or services;

                           xi)   agreements regarding clinical research;

                           xii) agreements with Payors and contracts to provide
medical or health care services; or

                           xiii) any other agreement or commitment not made in
the ordinary course of business or that is material to the business, operations, condition (financial or otherwise) or results of operations of the Company or the Partnership.

True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Vision 21. Except as set forth on Schedule 3.12 and to the Company's best knowledge, there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company or the Partnership or, to the best knowledge of the Company, any other party to a material Commitment, and no penalties have been incurred nor are amendments pending, with respect to the material Commitments, except as described on Schedule 3.12. The Commitments are in full force and effect and are valid and enforceable obligations of the Company or the Partnership, and to the best knowledge of the Company, are valid and enforceable obligations of the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of the Company, may be made by any party thereto (other than the Company or the Partnership), nor have the Company or the Partnership waived any rights thereunder, except as described on Schedule 3.12. Except as set forth on
Schedule 3.12, no consents or approvals are required under the terms of any agreement listed on Schedule 3.12 in connection with the transactions contemplated herein; including without limitation, the transfer of any such agreement pursuant to this Agreement.

                  b. No Cancellation or Termination of Commitment. Except as disclosed pursuant to this Agreement or contemplated hereby and except where such action would not have a Material Adverse Effect on the Practice, (i) none of the Company, the Partnership or the Physician has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and the Company does not know of any fact that would justify the exercise of such a right; and (ii) none of the Company, the Partnership or the Physician currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any Commitment.

         3.13. Insurance. The Company, the Partnership, the Physician and each Professional Employee carries property, liability, malpractice, workers' compensation and such other types of insurance pursuant to the insurance policies listed and briefly described on Schedule 3.13 (the "Insurance Policies"). The Insurance Policies are all of the insurance policies of the Company, the Partnership, the Physician and each Professional Employee relating to the respective businesses of the Company and the Partnership and the Nonmedical Assets. All of the Insurance Policies are issued by insurers of recognized responsibility, and, to the best knowledge of the Company, are valid and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Except as set forth in Schedule 3.13, no consent or approval is required for, and no other impediment or restriction exists that will prohibit or limit, the transfer of any such Insurance Policies included within the Nonmedical Assets in accordance with the terms of this Agreement. All Insurance Policies shall be maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided or made available to Vision 21. Except as set forth on Schedule 3.13, none of the Company, the Partnership or the Physician has received any notice or other communication from any issuer of any Insurance Policy cancelling such policy, materially increasing any deductibles or retained amounts thereunder, and to the actual knowledge of the Company, no such cancellation or increase of deductibles, retainages or premiums is threatened. Except as set forth on
Schedule 3.13, none of the Company, the Partnership, the Physician or any Professional Employee has any outstanding claims, settlements or premiums owed against any Insurance Policy, and the Company, the Partnership, the Physician and each Professional Employee have given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion. Except as set forth on Schedule 3.13, since January 1, 1994, none of the Company, the Partnership, the Physician or any Professional Employee has filed a written application for any professional liability insurance coverage which has been denied by an insurance agency or carrier, and the Company, the Partnership, the Physician and each Professional Employee have been continuously insured for professional malpractice claims for at least the past seven (7) years (or such shorter periods of time that any Professional Employee has been licensed to practice medicine). Schedule 3.13 also sets forth a list of all claims under any Insurance Policy in excess of $10,000 per occurrence filed by the Company, the Partnership, the Physician and each Professional Employee since January 1, 1994.

         3.14. Proprietary Rights and Information. Set forth on Schedule 3.14 is a true and correct description of the following ("Proprietary Rights"):

                  a. all trademarks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents and applications therefor currently owned, in whole or in part, by the Company or the Partnership and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which either the Company or the Partnership is a party (including the expiration date thereof if applicable); and

                  b. all agreements relating to technology, know-how or processes that the Company or the Partnership has licensed or authorized to use by others (other than technology, know-how or processes generally available to other health care providers), or which either the Company or the Partnership licenses or authorizes others to use.

The Company and/or the Partnership own or have the legal right to use the Proprietary Rights, and to the knowledge of the Company, such ownership or use does not conflict, infringe or violate the rights of any other person. Except as disclosed on Schedule 3.14, no consent of any person will be required for the use thereof by Vision 21 upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or for infringement by the Company or the Partnership of the proprietary right of any other person, and the Company does not know of any valid basis for any such claim. To the best knowledge of the Company and the Physician, the Company and the Partnership have the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by the Company and the Partnership.

         3.15.    Taxes.

                  a. Filing of Tax Returns. The Company and the Partnership have duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, value added and other tax returns and reports (collectively the "Tax Returns") required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of the Company and the Partnership for the periods covered thereby.

                  b. Payment of Taxes. Except for such items as the Company or the Partnership may be disputing in good faith by proceedings in compliance with applicable law, which are described on Schedule 3.15, (i) the Company and the Partnership have paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns they have filed and have properly accrued on their respective books and records for all of the same that have not yet become due, and (ii) neither the Company nor the Partnership is delinquent in the payment of any tax, assessment or governmental charge.

                  c. No Pending Deficiencies, Delinquencies, Assessments or Audits. Except as set forth on Schedule 3.15, neither the Company nor the Partnership has received any notice that any tax deficiency or delinquency has been asserted against the Company or the Partnership. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company or the Partnership that could be asserted by any taxing authority. There is no taxing authority audit of the Company or the Partnership pending, or to the actual knowledge of the Company, threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Company and the Partnership have not, to the best of the Company's knowledge, violated any federal, state, local or foreign tax law.

                  d. No Extension of Limitation Period. Neither the Company nor the Partnership has granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

                  e. All Withholding Requirements Satisfied. All monies required to be withheld by the Company or the Partnership and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

                  f. Foreign Person. None of the Company, the Partnership or the Physician is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

         3.16. Compliance with Laws. Neither the Company nor the Partnership has failed, and neither the Company nor the Physician is aware of any failure by the Physician or any Professional Employee to comply with all applicable laws, regulations and licensing requirements relating to the operation of the Practice or failure to file with the proper authorities all necessary statements and reports except where the failure to so comply or file would not, individually or in the aggregate, result in a Material Adverse Effect. There are no existing violations by the Company or the Partnership, and neither the Company nor the Physician is aware of any existing violations by the Physician or any Professional Employee of any federal, state or local law or regulation that could, individually or in the aggregate, result in a Material Adverse Effect. The Company, the Partnership, the Physician and each Professional Employee possesses all necessary licenses, franchises, permits and governmental authorizations for the conduct of the Company's and the Partnership's respective businesses as now conducted, all of which are listed (with expiration dates, if applicable) on Schedule 3.16. Except as set forth on Schedule 3.16, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on
Schedule 3.16, since January 1, 1993, none of the Company, the Partnership, the Physician or, to the knowledge of the Company based on a certificate in writing obtained from each Professional Employee, any Professional Employee has received any notice from any federal, state or other governmental authority or agency having jurisdiction over its, his or her properties or activities, or any insurance or inspection body, that its, his or her operations or any of its, his or her properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

         3.17. Finder's Fee. Except as set forth on Schedule 3.17, neither the Company nor the Partnership has incurred any obligation for any finder's, brokers or agent's fee in connection with the transactions contemplated hereby.

         3.18. Litigation. Except as described on Schedule 3.18 or otherwise disclosed pursuant to this Agreement, there are no legal actions or administrative proceedings or investigations instituted or, to the actual knowledge of the Company or the Physician threatened, which affect or could affect the Practice, the Nonmedical Assets or the operation, business, condition (financial or otherwise), or results of operations of the Company or the Partnership which (i) if successful could, individually or in the aggregate, have a Material Adverse Effect or (ii) could adversely affect the ability of the Company, the Partnership or the Physician to effect the transactions contemplated hereby. None of the Company, the Partnership or the Physician is
(a) subject to any continuing court or administrative order, judgment, writ, injunction or decree applicable specifically to the Nonmedical Assets, the Company, the Partnership or to their businesses, assets, operations or employees or (b) in default with respect to any such order, judgment, writ, injunction or decree. The Company has no knowledge of any valid basis for any such action, proceeding or investigation. Except as set forth on Schedule 3.18, all medical malpractice claims asserted, general liability incidents and incident reports have been submitted to the Company's or Partnership's insurer therefor. All claims made or threatened against the Company or Partnership in excess of its deductible are covered under their Insurance Policies.

         3.19. Condition of Fixed Assets. All of the fixtures, structures and equipment reflected in the Financial Statements and used by the Company or the Partnership in their respective businesses, are in good condition and repair, subject to normal wear and tear, and conform in all material respects with all applicable ordinances, regulations and other laws, and the Company has no actual knowledge of any latent defects therein.

         3.20. Distributions and Repurchases. No distribution, payment or dividend of any kind has been declared or paid by the Company on any of its capital stock since the Partnership Balance Sheet Date. No repurchase of any of the Company's capital stock has been approved, effected or is pending, or is contemplated by the Board of Directors of the Company.

         3.21. Banking Relations. Set forth on Schedule 3.21 is a complete and accurate list of all borrowing and investing arrangements that the Company and the Partnership have with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         3.22. Ownership Interests of Interested Persons; Affiliations. Except as set forth on Schedule 3.22, no officer, supervisory employee or director of the Company, and no partner or supervisory employee of the Partnership, or their respective spouses, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or the Partnership or any organization that has a material contract or arrangement with the Company or the Partnership. Except as may be disclosed pursuant to this Agreement and except for the Company's status as a partner in the Partnership, none of the Company or the Partnership or any of their directors, officers, partners, employees or consultants, nor any Affiliate of such person is, or within the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Company or the Partnership.

         3.23. Investments in Competitors. Except as disclosed on Schedule 3.23, none of the Company, the Partnership or the Physician owns directly or indirectly any interests or has any investment in any person that is a Competitor of the Company or the Partnership.

         3.24.    Environmental Matters.

                  a. Environmental Laws. To the best knowledge of the Company and the Physician, none of the Company, the Partnership or any of the Nonmedical Assets (including the leased real property described on Schedule 3.11(c)) are currently in violation of, or subject to any existing, pending or, to the actual knowledge of the Company threatened, investigation or inquiry by any governmental authority or to any remedial obligations under, any federal, state or local laws or regulations pertaining to health or the environment ("Environmental Laws"), except for any such violations, investigations or inquiries that would not, individually or in the aggregate, result in a Material Adverse Effect.

                  b. Permits. Neither the Company nor the Partnership is required to obtain, and the Company has no knowledge of any reason Vision 21 will be required to obtain, any permits, licenses or similar authorizations to occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Company or the Partnership by reason of any Environmental Laws.

                  c. Superfund List. To the best knowledge of the Company, none of the Nonmedical Assets (including the Company's and the Partnership's respective leased real properties described on Schedule 3.11(c)) are on any federal or state "Superfund" list or subject to any environmentally related liens, except such liens as would not, individually or in the aggregate, result in a Material Adverse Effect.

                  3.25. Certain Payments. None of the Company, the Partnership or any of their respective directors, officers, partners or employees acting for or on behalf of the Company or the Partnership, has paid or caused to be paid, directly or indirectly, in connection with the respective businesses of the Company and the Partnership:

                  a. to any government or agency thereof or any agent of Any supplier or customer any bribe, kick-back or other similar payment; or

                  b. any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

         3.26. Medical Waste. With respect to the generation, transportation, treatment, storage, and disposal, or other handling of medical waste, to the best knowledge of the Company and the Physician, the Company and the Partnership have complied with all material federal, state or local laws or regulations pertaining to medical waste.

         3.27. Medicare and Medicaid Programs. The Company, the Partnership, the Physician and each Professional Employee are qualified for participation in the Medicaid and Medicare programs and are parties to provider agreements for such programs which are in full force and effect with no events of default having occurred thereunder. The Company, the Partnership, the Physician and each Professional Employee have timely filed all claims or other reports required to be filed prior to the Closing Date with respect to the purchase of services by third-party payors ("Payors"), including but not limited to Medicare and Medicaid programs, except where the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect. All such claims or reports are complete and accurate in all material respects. The Company, the Partnership, the Physician and each Professional Employee has paid or has properly recorded on the Financial Statements all actually known and undisputed refunds, discounts or adjustments which have become due pursuant to such claims, and none of the Company, the Partnership, the Physician or any Professional Employee has any material liability to any Payor with respect thereto, except as has been reserved for in the Partnership Balance Sheet. There are no pending appeals, overpayment determinations, adjustments, challenges, audits, litigation, or notices of intent to reopen Medicare and/or Medicaid claims determinations or other reports required to be filed by the Company, the Partnership, the Physician or any Professional Employee in order to be paid by a Payor for services rendered. None of the Company, the Partnership or any of their respective directors, officers, partners, employees, consultants or the Physician has been convicted of, or pled guilty or nolo contendere to, patient abuse or neglect, or any other Medicare or Medicaid program-related offense. None of the Company, the Partnership or any of their respective directors, partners, officers, the Physician, or to the best of the Company's knowledge, the Partnership's respective employees or consultants, has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs, including but not limited to, defrauding a government program, loss of a license to provide health services, and failure to provide quality care.

         3.28. Fraud and Abuse. To the best knowledge of the Company and the Physician, the Company, its officers and directors, the Partnership, its partners, the Professional Employees, and the other persons and entities providing professional services for the Company and the Partnership, have not engaged in any activities which are prohibited under 42 U.S.C. Sections 1320-7, 7a or 7b or 42 U.S.C. Section 1395nn (subject to the exceptions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

                  a. knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                  b. knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  c. failure to disclose knowledge by a Medicare or Medicaid claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                  d. knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and

                  e. referring a patient for designated health services (as defined in 42 U.S.C. Section 1395nn) to or providing designated health services to a patient upon a referral from an entity or person with which the Physician or the Professional Employee or an immediate family member has a financial relationship, and to which no exception under 42 U.S.C. Section 1395nn applies.

         3.29. Payors. Schedule 3.29 sets forth a true, correct and complete list of the names and addresses of each Payor, including any private pay patient as a single payor, of the Company's or the Partnership's services which accounted for more than 10% of the revenues of the Company or the Partnership in the three (3) previous fiscal years. Except as set forth on Schedule 3.29, the Company and the Partnership have good relations with such Payors and none of such Payors has notified the Company or the Partnership that it intends to discontinue its relationship with the Company or the Partnership or to deny any claims submitted to such Payor for payment.

         3.30. Prohibitions on the Corporate Practice of Medicine. To the best of the Company's and the Physician's knowledge, the actions, transactions or relationships arising from, and contemplated by this Agreement, do not violate any law, rule or regulation relating to the corporate practice of medicine. The Company and the Physician accordingly agree that the Company, the Partnership, the Physician and New P.A. will not, in an attempt to void or nullify any document contemplated herein or any relationship involving Vision 21 or the Company or the Physician and New P.A., sue, claim, aver, allege or assert that any such document contemplated herein or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine and expressly warrant that this Section is valid and enforceable by Vision 21, and recognize that Vision 21 has relied upon the statements herein in closing this Transaction.

         3.31. Acquisition Proposals. Except for (a) the negotiations, offers and agreements with Vision 21 and its representatives, and (b) the proposed arrangements with Visionary Health Services, neither the Company nor the Partnership has received during the twelve (12) month period preceding the date of this Agreement any proposal or offer (including, without limitation, any proposal or offer of its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or the Partnership (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") nor has the Company, the Partnership or any of their respective employees, agents, representatives or stockholders engaged in any negotiations concerning, or provided any confidential information or data to, or had any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitated any effort or attempted to make or implement an Acquisition Proposal.


                                      -28

         3.32. Consistent Treatment of Expenses. The Company has, in presenting information concerning the Company's and New P.A.'s expenses to Vision 21 for the purpose of determining the Company's value, separated out those expenses which shall be borne by the New P.A. in a manner which is consistent with the treatment of expenses which shall be the responsibility of the New P.A. pursuant to the Business Management Agreement.

         3.33. Accounts Receivable/Payable. The Accounts Receivable of the Company and the Partnership relating to the ownership and operation of the Practice reflected on the Partnership Balance Sheet, to the extent uncollected on the date hereof, are, and the accounts receivable of the Company and the Partnership relating to the ownership and operation of the Practice to be reflected on the books of the Company on the Closing Date will be, valid, existing and collectible within six months from the Closing Date (taking into consideration the allowance for doubtful accounts set forth in the Financial Statements) using reasonably diligent collection methods taking into account the size and nature of the receivable, and represent amounts due for goods sold and delivered or services performed. There are not, and on the date of Closing there will not be, any refunds (other than refunds in an amount not to exceed 2% of the net collectible accounts receivable as of August 31, 1997), discounts, set-offs, defenses, counterclaims or other adjustments payable or assessable with respect to the Accounts Receivable. The Company and the Partnership have collected Accounts Receivable only in the ordinary course and have not changed collection procedures or methods nor accelerated the pace of such collection efforts in anticipation of the transactions contemplated in this Agreement. The Company and the Partnership have paid accounts payable in the ordinary course and have not changed payment procedures or methods nor delayed the timing of such payments in anticipation of the transactions contemplated in this Agreement.

         3.34. Projections. There is no fact, development or threatened development with respect to the markets, products, services, clients, patients, facilities, personnel, vendors, suppliers, operations, assets or prospects of the Practice which are known to the Company or the Physician which would materially adversely affect the projected fiscal year 1997 earnings of the Company or New P.A. disclosed to Vision 21 by Physician, other than such conditions as may affect as a whole the economy or the practice of medicine generally.

         3.35. Inventory. Except as set forth on Schedule 3.35, to the best of the Company's and the Physician's knowledge: (i) the Inventory is in its originally manufactured condition, fit for the use for which it was intended, free from any known defect and in a quantity and quality usable in the ordinary course of business; (ii) the Inventory does not contain material amounts of items that are slow-moving, obsolete or of below-standard quality; (iii) the qualities and quantities of Inventory are reasonable and warranted in the present and anticipated circumstances of the Practice; and (iv) there has been no decrease in the physical Inventory since the Partnership Balance Sheet Date other than in the ordinary course of business.

         3.36. Tangible Personal Property. Except as set forth on Schedule 3.36, the Company's Tangible Personal Property is in good operating condition, working order and repair (normal wear and tear excepted) and is fully suitable for the uses for which it is employed in the conduct of the Practice.

         3.37. Leases. With respect to each of the Real Property Leases and Personal Property Leases, except as set forth on Schedule 3.37:

                  a. such lease is legal, valid, binding, enforceable and in full force and effect;

                  b. such lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing;

                  c. no party to such lease is in material breach or default, and no event has occurred that, with notice or lapse of time, would constitute a material breach or default or permit termination, modification or acceleration thereunder;

                  d. no party to such lease has repudiated in writing any provision thereof;

                  e. there are no disputes, oral agreements or forbearance programs in effect as to such lease; and

                  f. The Company and the Partnership have performed and satisfied in full each material obligation to be performed by the Company and the Partnership under such lease.

         3.38. Contract Rights. Except as set forth on Schedule 3.38, each of the Assumed Contracts is valid and enforceable and is in full force and effect, and there is no material default or existing condition that, with the giving of notice or the passage of time, would constitute such a default by any parties thereto. The Company and the Partnership have performed and satisfied in full each material obligation required to be performed by the Company and the Partnership under each Assumed Contract. If services are to be provided to the Company or the Partnership under any of such Assumed Contracts, such services have been and are being performed satisfactorily and in a timely manner, substantially in accordance with the terms of such Assumed Contract.

         3.39. Prepaid Items. Except as described on Schedule 3.39, each of the Prepaid Items may be transferred to Vision 21 without the necessity of obtaining any consent or approval.

         3.40. Completeness of Assets. The Nonmedical Assets, together with the Medical Assets, include all the properties used to conduct the Practice as presently conducted.

         3.41. Disclosure. To the best of the Company's and the Physician's knowledge, no representation, warranty or statement made by the Company or the Physician in this Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to Vision 21 in accordance with this Agreement or the other documents contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company and the Physician do not know of any fact or condition (other than general economic conditions or legislative or administrative changes or rulings related to health care delivery) which materially adversely affects, or in the future may materially affect, the condition, properties, assets, liabilities, business, operations or prospects of the Practice which has not been set forth herein or in the Schedules provided herewith.

         4. REPRESENTATIONS AND WARRANTIES OF THE PHYSICIAN. The Physician represents and warrants to Vision 21 that the following are true and correct as of the date hereof, and shall be true and correct through the Closing Date as if made on that date:

         4.1. Validity; Physician Capacity. This Agreement, the Physician Employment Agreement, and each other agreement contemplated hereby or thereby have been, or will be as of the Closing Date, duly executed and delivered by the Physician and constitute or will constitute legal, valid and binding obligations of the Physician, enforceable against the Physician in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Physician has legal capacity to enter into and perform this Agreement and his Physician Employment Agreement.

         4.2. No Violation. Except as set forth on Schedule 4.2, neither the execution, delivery or performance of this Agreement, other agreements of the Physician contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Physician is bound or to which any of his property or the shares of common stock of the Company are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his property or the shares of common stock of the Company or (b) to the best knowledge of the Physician, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

         4.3. Consents. Except as may be required under the Exchange Act, the Securities Act, the Corporation Law and state securities laws, or otherwise disclosed pursuant to this Agreement, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Physician.

         4.4. Certain Payments. The Physician has not paid or caused to be paid, directly or indirectly, in connection with the respective businesses of the Company or the Partnership:

                  a. to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

                  b. any contribution to any political party or candidate (other than from personal funds not reimbursed by the Company or the Partnership or as otherwise permitted by applicable law).

         4.5. Finder's Fee. Except as set forth on Schedule 4.5, the Physician has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         4.6. Ownership of Interested Persons; Affiliations. Except as set forth on Schedule 4.6, neither the Physician nor his spouse, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or the Partnership or any organization that has a material contact or arrangement with the Company or the Partnership. Neither the Physician nor any of his Affiliates is, or with the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Company or the Partnership.

         4.7. Litigation. Except as disclosed on Schedule 4.7, there are no claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the Physician's knowledge, threatened against the Physician at law or at equity in any court or before or by any Governmental Authority, and, to the Physician's knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. Except as set forth on Schedule 4.7, there have been no disciplinary, revocation or suspension proceedings or similar types of claims, actions or proceedings, hearings or investigations against the Physician, the Company or the Partnership.

         4.8. Permits. To the best of the Physician's knowledge, the Physician has all permits, licenses, orders and approvals of all Governmental Authorities necessary to perform the services performed by the Physician in connection with the conduct of the Practice. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. To the best of the Physician's knowledge, none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated herein. The Physician is a participating physician, as such term is defined by the Medicare and Medicaid programs, and the Physician has not been disciplined, sanctioned or excluded from either the Medicare or Medicaid programs and has not been subject to any plan of correction imposed by any professional review body.

         4.9. Staff Privileges. Schedule 4.9 lists all hospitals at which the Physician has full staff privileges. Such staff privileges have not been revoked, surrendered, suspended or terminated, and to the Physician's knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such revocation, surrender, suspension or termination.

         4.10. Intentions. Except as set forth on Schedule 4.10, the Physician intends to continue practicing medicine on a full-time basis for at least the next five (5) years with the New P.A. and does not know of any fact or condition that materially adversely affects, or in the future may materially adversely affect, his ability or intention to practice medicine on a full-time basis for the next five (5) years with the New P.A.

         5. REPRESENTATIONS AND WARRANTIES OF VISION 21. Vision 21 represents and warrants to the Company and the Physician that the following are true and correct as of the date hereof and shall be true and correct as of the Closing Date; when used in this Section 5, the term "best knowledge" shall mean the best knowledge of those individuals listed on Schedule 5:

         5.1. Organization and Good Standing. Vision 21 is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite corporation power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Vision 21 is qualified to do business as a foreign corporation in the jurisdictions listed on Schedule 5.1.

         5.2. Capitalization. The authorized capital stock of Vision 21 consists of 50,000,000 shares of Vision 21 Common Stock, of which 8,176,258 shares are issued and outstanding, and 10,000,000 shares of Vision 21 preferred stock, $.001 par value per share ("Preferred Stock"), of which no shares are issued and outstanding.

         5.3. Corporate Records. The copies of the Articles of Incorporation and Bylaws, and all amendments thereto, of Vision 21 that have been delivered or made available to the Company and the Physician are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of Vision 21, copies of which have been delivered or made available to the Company and the Physician, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of Vision 21, since its formation.

         5.4. Authorization and Validity. The execution, delivery and performance by Vision 21 of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Vision 21. This Agreement and each other agreement contemplated hereby to be executed by Vision 21 have been or will be as of the Closing Date duly executed and delivered by Vision 21 and constitute or will constitute legal, valid and binding obligations of Vision 21, enforceable against Vision 21 in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         5.5. Compliance. The execution and delivery of the documents contemplated hereunder and the consummation of the transactions contemplated thereby by Vision 21 shall not (i) violate any provision of Vision 21's organizational documents, (ii) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which Vision 21 is a party, (iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other material encumbrance upon any property of Vision 21, or (iv) violate or conflict with any order, award, judgment or decree or other material restriction or to the best of Vision 21's knowledge violate or conflict with any law, ordinance or regulation to which Vision 21 or its property is subject.

         5.6. Consents. No consent, approval, order or authorization of or registration, declaration, or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the documents contemplated herein by Vision 21 or the consummation by such party of the transactions contemplated thereby, except for those consents or approvals set forth on Schedule 5.6.

         5.7. Finder's Fee. Except as disclosed on Schedule 5.7, Vision 21 has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         5.8. Capital Stock. The issuance and delivery by Vision 21 of shares of Vision 21 Common Stock in connection with this Agreement have been duly and validly authorized by all necessary corporate action on the part of Vision 21. The shares of Vision 21 Common Stock to be issued in connection with this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights, rights of first refusal or similar rights of any of Vision 21's stockholders, or any federal or state law, including, without limitation, the registration requirements of applicable federal and state securities laws.

         5.9. Vision 21 Financial Statements. The audited consolidated balance sheet and related statements of income and cash flows of Vision 21 for its prior three (3) full fiscal years, and its unaudited interim balance sheet for the six (6) month period ended June 30, 1997, and the related unaudited statement of income of Vision 21 for the period then ended (collectively, with the related notes thereto, the "Vision 21 Financial Statements"), (a) fairly present the financial condition and results of operations of Vision 21 as of the dates and for the periods indicated; and (b) have been prepared in conformity with GAAP (subject to normal year-end adjustments and the absence of notes for any unaudited interim financial statement), except as otherwise indicated in the Vision 21 Financial Statements.

         5.10. Liabilities and Obligations. Except as disclosed on Schedule 5.10, the Vision 21 Financial Statements shall reflect all material liabilities of Vision 21, accrued, contingent or otherwise, that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP. Except as set forth on Schedule 5.10 or in the Vision 21 Financial Statements, Vision 21 is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and Vision 21 does not know of any valid basis for the assertion of any other claims or liabilities of any nature or in any amount.

         5.11. Compliance with Laws. Vision 21 has not failed to comply with any applicable laws, regulations and licensing requirements or failed to file with the proper authorities any necessary statements and reports except where the failure to so comply or file would not, individually or in the aggregate, have a material adverse effect on the Transaction. There are no existing violations by Vision 21 of any federal, state or local law or regulation that could, individually or in the aggregate, have a material adverse effect on the Transaction. Vision 21 possesses all necessary licenses, franchises, permits and governmental authorizations for the conduct of Vision 21's business as now conducted and after the Closing, as contemplated in this Agreement and the Business Management Agreement, except for such licenses, franchises, permits or governmental authorizations which, if not possessed by Vision 21, would not have a material adverse effect on the business of Vision 21. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a material adverse effect on the Transaction or the performance of the services contemplated under the Business Management Agreement. Since January 1, 1993, Vision 21 has not received any notice from any federal, state or other governmental authority or agency having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body, except where failure to so comply would not, individually or in the aggregate, have a material adverse effect on the Transaction.

         5.12. Insolvency Proceedings. Vision 21 is not currently under the jurisdiction of a Federal or state court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         5.13. Employment of Company's Employees. Vision 21 does not currently intend to change the existing composition or employment terms of any of the non-professional personnel which have employment arrangements with the Company or the Partnership on the effective date of this Agreement (except as is necessary for Vision 21 to employ such individuals pursuant to the Business Management Agreement). Vision 21 reserves the right, however, to change the number, composition or employment terms of such non-professional personnel in the future.

         6.       SECURITIES LAW MATTERS.

         6.1.     Investment Representations and Covenants of Physician.

                  a. Physician understands that the Securities will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Securities is exempt from registration pursuant to
Section 4(2) of the Securities Act under the Securities Act and applicable state securities laws, and that the reliance of Vision 21 on such exemptions is predicated in part on the Physician's representations, warranties, covenants and acknowledgements set forth in this Section.

                  b. Except as disclosed on Schedule 6.1(b) attached hereto, Physician represents and warrants that Physician is an "accredited investor" or "sophisticated investor" as defined under the Securities Act and state "Blue Sky" laws, or that Physician has utilized, to the extent necessary to be deemed a sophisticated investor under the Securities Act and State "Blue Sky" laws, the assistance of a professional advisor.

                  c. Physician represents and warrants that the Securities to be acquired by Physician upon consummation of the transactions described in this Agreement will be acquired by Physician for Physician's own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, except as contemplated in this Agreement, and that Physician will not distribute any of the Securities in violation of the Securities Act. All Securities shall bear a restrictive legend in substantially the following form:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAWS."

         In addition, the Securities shall bear any legend required by the securities or "Blue Sky" laws of any state where Physician resides as well as any other legend deemed appropriate by Vision 21 or its counsel.

                  d. Physician represents and warrants that the address set forth below Physician's name on Schedule 6.1(d) is Physician's principal residence.

                  e. Physician (i) acknowledges that the Securities issued to Physician at the Closing must be held indefinitely by Physician unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Securities made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, and (iii) is aware that Rule 144 is not currently available for use by Physician for resale of any of the Securities to be acquired by Physician upon consummation of the transactions described in this Agreement.

                  f. Physician represents and warrants to Vision 21 that Physician, either alone or together with the assistance of Physician's own professional advisor, has such knowledge and experience in financial and business matters such that Physician is capable of evaluating the merits and risks of Physician's investment in any of the Securities to be acquired by Physician upon consummation of the transactions described in this Agreement.

                  g. Physician confirms that Physician has had the opportunity to ask questions of and receive answers from Vision 21 concerning the terms and conditions of Physician's investment in the Securities, and the Physician has received to Physician's satisfaction, such additional information, in addition to that set forth herein, about Vision 21's operations and the terms and conditions of the offering as Physician has requested.

                  h. In order to ensure compliance with the provisions of paragraph (c) hereof, Physician agrees that after the Closing Physician will not sell or otherwise transfer or dispose of Securities or any interest therein (unless such shares have been registered under the Securities Act) without first complying with either of the following conditions, the expenses and costs of satisfaction of which shall be fully borne and paid for by Physician:

                           i)       Vision 21 shall have received a written
legal opinion from legal counsel, which opinion and counsel shall be satisfactory to Vision 21 in the exercise of its reasonable judgment, or a copy of a "no-action" or interpretive letter of the Securities and Exchange Commission specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

                           ii)      Vision 21 shall have received an opinion
from its own counsel to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

Physician also agrees that the certificates or instruments representing the Securities to be issued to Physician pursuant to this Agreement may contain a restrictive legend noting the restrictions on transfer described in this Section and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Vision 21's transfer agent, if any, provided that this Section 6.1(h) shall no longer be applicable to any Securities following their transfer pursuant to a registration statement effective under the Securities Act or in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that transfer restrictions and the legend referred to herein are no longer required in order to establish compliance with any provisions of the Securities Act.

                  i. Physician understands that there can be no assurance that a Public Offering by Vision 21 will ever occur or if it does occur that it will be successful.

                  j. Physician agrees that he shall be considered an "affiliate" of Vision 21 for purposes of Rule 144 and agrees to the restrictions and limitations imposed by Rule 144 on affiliates. Physician further agrees that he shall be considered an affiliate of Vision 21 for Rule 144 purposes even if he does not meet the technical definition of "affiliate" under Rule 144.

         6.2. Current Public Information. At all times following the registration of any of Vision 21's securities under the Securities Act or Exchange Act pursuant to which Vision 21 becomes subject to the reporting requirements of the Exchange Act, Vision 21 shall use commercially reasonable efforts to comply with the requirements of Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC) regarding the availability of current public information to the extent required to enable any holder of shares of Common Stock to sell such shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation).

         7.       CLOSING DATE REPRESENTATIONS AND WARRANTIES OF THE
PHYSICIAN. The Physician represents and warrants that, except as disclosed in the Schedules, the following will be true and correct on the Closing Date as if made on that date:

         7.1. Organization and Good Standing; Qualification. New P.A. is a professional association duly organized, validly existing and in good standing under the laws of the State, with all requisite corporate power and authority to carry on the business in which it intends to engage, to own the properties it intends to own, and to execute and deliver the Business Management Agreement, the Physician Employment Agreements and the Optometrist Employment Agreements and to consummate the transactions and perform the services contemplated thereby. New P.A. is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its intended business makes such qualification necessary.

         7.2. Capitalization. The authorized capital stock of New P.A. consists of _____ shares of New P.A. Common Stock, of which _____ shares are issued and outstanding, and no shares of capital stock of New P.A. are held in treasury. Except as set forth on Schedule 7.2, the Company, Pusateri, P.A., Raymond J. Sever, M.D. and Henry M. Ramseur, M.D. collectively own all of the issued and outstanding shares of New P.A.'s common stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholders' agreements. The Company separately owns _____ of such shares of New P.A. common stock. Each outstanding share of New P.A.'s common stock has been legally and validly issued and is fully paid and nonassessable. Except as set forth on Schedule 7.2, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of New P.A. No shares of capital stock of New P.A. have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of New P.A.'s stockholders.

         7.3. Corporate Records. The copies of the Articles or Certificate of Incorporation and Bylaws, and all amendments thereto, of New P.A. that have been delivered or made available to

Vision 21 are true, correct and complete copies thereof, as in effect on the Closing Date. The minute books of New P.A., copies of which have been delivered or made available to Vision 21, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of New P.A. since its formation.

         7.4. Authorization and Validity. The execution, delivery and performance by New P.A. of the Business Management Agreement, the Physician Employment Agreements, the Optometrist Employment Agreements and the other agreements contemplated thereby, and the consummation of the transactions and provisions of services contemplated thereby, have been duly authorized by New P.A. The Business Management Agreement, the Physician Employment Agreements, the Optometrist Employment Agreements and each other agreement contemplated thereby will be as of the Closing Date duly executed and delivered by New P.A. and will constitute legal, valid and binding obligations of New P.A. enforceable against New P.A. in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         7.5. No Violation. Neither the execution, delivery or performance of the Business Management Agreement, the Physician Employment Agreements, the Optometrist Employment Agreements or the other agreements contemplated thereby nor the consummation of the transactions or provision of services contemplated thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles or Certificate of Incorporation or Bylaws of New P.A., or (b) to the actual knowledge of the Physician, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

         7.6. No Business, Agreements, Assets or Liabilities. New P.A. has not commenced business since its incorporation. Other than its Articles or Certificate of Incorporation and Bylaws, and as of the Closing Date, the Business Management Agreement, the Physician Employment Agreements, the Optometrist Employment Agreements, the Employee Benefit Plans and the other contracts or agreements listed on Schedule 7.6, New P.A. is not a party to or subject to any agreement, indenture or other instrument. New P.A. does not own any assets (tangible or intangible) other than the consideration received upon the issuance of shares of capital stock and New P.A. does not have any liabilities, accrued, contingent or otherwise (known or unknown and asserted or unasserted).

         7.7. Compliance with Laws. New P.A. has complied with all applicable laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports, except where failure to so comply or file would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of New P.A.

         8. COVENANTS OF THE COMPANY AND THE PHYSICIAN. The Company and the Physician, jointly and severally, agree that between the date hereof and the Closing (with respect to the Company's covenants, the Physician agrees to use his best efforts to cause the Company to perform, and with respect to covenants concerning the Partnership, the Company agrees to use its best efforts to cause the Partnership to perform):

         8.1. Consummation of Agreement. The Company and the Physician shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions; provided, however, that this covenant shall not require the Company, the Partnership or the Physician to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

         8.2. Business Operations. The Company and the Partnership shall operate their respective businesses in the ordinary course. The Company and the Physician shall use their best efforts to preserve the respective businesses of the Company and the Partnership intact. None of the Company, the Partnership or the Physician shall take any action that would, individually or in the aggregate, result in a Material Adverse Effect.

         8.3. Access. The Company, the Partnership and the Physician shall, at reasonable times during normal business hours and on reasonable notice, permit Vision 21 and its authorized representatives, including without limitation, the Accountants, reasonable access to, and make available for inspection, all of the assets and business of the Company, including its employees, customers and suppliers, and permit Vision 21 and its authorized representatives to inspect and, at Vision 21's sole cost and expense, make copies of all documents, records (other than patient medical records) and information with respect to the affairs of the Company, including, without limitation, the Financial Statements, as Vision 21 and its representatives may request, all for the sole purpose of permitting Vision 21 to become familiar with the business and assets and liabilities of the Company and the Partnership.

         8.4. Notification of Certain Matters. The Company and the Physician shall promptly inform Vision 21 in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Company, the Partnership or the Physician subsequent to the date of this Agreement and prior to the Closing Date under any Commitment material to the Company's or the Partnership's conditions (financial or otherwise), operations, assets, liabilities or business and to which they are subject; or (b) any material adverse change in the Company's or the Partnership's conditions (financial or otherwise), operations, assets, liabilities or business.

         8.5. Approvals of Third Parties. As soon as practicable after the date hereof, the Company and the Physician shall secure all necessary approvals and consents of landlords with respect to the real property described on
Schedule 2.1(d) to the consummation of the transactions contemplated hereby and shall use their best efforts to secure all necessary approvals and consents of other third parties to the consummation of the transactions contemplated hereby; provided, however, that this covenant shall not require the Company, the Partnership or the Physician to make any material expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

         8.6. Employee Matters. Except as set forth in Schedule 3.8(a) or as otherwise contemplated by this Agreement, neither the Company nor the Partnership shall, without the prior written approval of Vision 21, except as required by law:

                  a. increase the cash compensation of the Physician or any other employees of the Company or the Partnership (other than in the ordinary course of business and consistent with past practice);

                  b.       adopt, amend or terminate any Compensation Plan;

                  c.       adopt, amend or terminate any Employment Agreement;

                  d. adopt, amend or terminate any Employee Policies and Procedures;

                  e.       adopt, amend or terminate any Employee Benefit Plan;

                  f. take any action that could deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

                  g. fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

                  h. fail to file any return or report with respect to any Employee Benefit Plan;

                  i. institute, settle or dismiss any employment litigation except as could not, individually or in the aggregate, result in a Material Adverse Effect;

                  j. enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

                  k. take or fail to take any action with respect to any past or present employee of the Company or the Partnership that would, individually or in the aggregate, result in a Material Adverse Effect.

         8.7. Contracts. Except with Vision 21's prior written consent, neither the Company nor the Partnership shall assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business that is material to the Company's or the Partnership's respective businesses, nor will either entity waive any material right or cancel any material contract, debt or claim.

         8.8. Capital Assets; Payments of Liabilities. Neither the Company nor the Partnership shall, without the prior written approval of Vision 21 (a) acquire or dispose of any capital asset having a fair market value of $5,000 or more, or acquire or dispose of any capital asset outside of the ordinary course of business or (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements, or (ii) current liabilities and obligations incurred in the usual and ordinary course of business since the Partnership Balance Sheet Date and, in either case (i) or
(ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

         8.9. Mortgages, Liens and Guaranties. Neither the Company nor the Partnership shall, without the prior written approval of Vision 21, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of their assets (other than statutory liens arising in the ordinary course of business and other liens that do not materially detract from the value or interfere with the use of such assets), whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any person.

         8.10. Acquisition Proposals. The Company and the Physician agree that from the date of this Agreement through the earlier of the Closing Date or November 30, 1997, (a) none of the Physician, the Company, the Partnership or any of their respective partners, officers or directors shall, and the Physician and the Company shall direct and use their best efforts to cause the Company's and the Partnership's respective employees, agents, and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) the Physician, the Company and the Partnership will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 8.10; and (c) the Physician and the Company will notify Vision 21 immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, the Partnership or the Physician.

         8.11. Distributions and Repurchases. No distribution, payment or dividend of any kind will be declared or paid by the Company with respect of its capital stock, nor will any repurchase of any of the Company's capital stock be approved or effected.

         8.12. Requirements to Effect the Transaction. The Company and the Physician shall use their best efforts to take, or cause to be taken, all actions necessary to effect the Transaction under applicable law.

         8.13. Physician Accounts Payable. The Company shall, and the Physician shall cause the Company, to pay in a timely manner the accounts payable of the Physician.

         8.14. New P.A. Formation and Contribution of Medical Assets. The Company shall, together with Pusateri, P.A. and Sever & Ramseur, P.A., form, organize and incorporate New P.A. in the State and the Articles or Certificate of Incorporation and Bylaws of New P.A. shall be in form and substance reasonably satisfactory to Vision 21. The Company shall not permit New P.A. to commence business until the Closing Date. On or prior to the Closing, Company shall take all actions and execute all documents, agreements or instruments necessary to transfer to New P.A. the Company's and the Partnership's medical business and to transfer good, valuable, and marketable title to all of the Company's and the Partnership's Medical Assets in exchange for the assumption by New P.A. of the Excluded Liabilities and the issuance by New P.A. to the Company of _____ percent (_____%) of the issued and outstanding shares of New P.A. common stock.

         8.15. Licenses and Permits. The Company, the Partnership and the Physician shall cooperate fully with Vision 21 to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable to provide the services of New P.A., the Physician and the Professional Employees contemplated by the Business Management Agreement and the Physician Employment Agreements, and to conduct the intended business of New P.A.

         8.16. Physician Employment Agreements. The Company, the Partnership and the Physician shall cause, at or immediately prior to Closing, each Physician Employee (except for those non-shareholder Physician Employees identified on Schedule 8.16) who is then an employee of the Company or the Partnership and Physician agrees at or immediately prior to Closing (i) to terminate his employment agreement, if any, with the Company or the Partnership by mutual consent without any liability therefor on the part of the Company or the Partnership, and (ii) to enter into a new Physician Employment Agreement with the New P.A. in accordance with the terms of the Business Management Agreement.

         8.17. Optometrist Employment Agreements. The Company, the Partnership and the Physician shall cause, at or immediately prior to Closing, each Optometrist Employee who is then an employee of the Company (i) to terminate his existing employment agreement, if any, with the Company or the Partnership by mutual consent without any liability therefor on the part of the Company, and (ii) to enter into a new Optometrist Employment Agreement with the New P.A. in accordance with the terms of the Business Management Agreement.

         8.18. Termination of Retirement Plans. Prior to Closing, the Physician shall cause the Company (and the Company shall cause the Partnership) to take all steps necessary to discontinue benefits accruals under any Employee Benefit Plan that is intended to be a qualified employee retirement plan under
Section 401(a) of the Code (a "Retirement Plan") effective as of Closing or as soon thereafter as may be practical. Effective at the time of Closing, the Company and the Partnership shall cause New P.A. to assume all of the obligations of the Company and the

Partnership as the sponsoring employer and/or plan administrator of the Retirement Plan in compliance with applicable law.

                  Subsequent to Closing, the New P.A. and Vision 21 shall review the extent to which the New P.A. can resume contributions to the Retirement Plan without violating the qualification requirements of Sections 410(b) and 401(a)(4) of the Code, taking into account any employees of Vision 21 who would be "leased employees" of the New P.A. under Section 414(n) of the Code. If Vision 21 and the New P.A. mutually agree that such qualification requirements can be satisfied, the Company may elect to continue the Retirement Plan and make contributions in accordance with its terms, provided that the New P.A. shall agree to cover at its own expense any Vision 21 employees who are leased employees if such coverage is required to maintain the tax-qualified status of the Retirement Plan.

         8.19. Delivery of Schedules. The Company and the Physician shall deliver to Vision 21 all Schedules required to be delivered by them prior to the Closing.

         8.20. Assignment of Fees for Medical and Optometry Services. On or prior to the Closing Date, the Company shall obtain an irrevocable assignment from all Professional Employees of any and all of their rights to receive payment for the provision of ophthalmology or optometry services which are part of the Accounts Receivable to Vision 21 existing on the Closing Date, except for those fees specified and set forth on Schedule 8.20. Each Professional Employee shall undertake to endorse any payments received on account of such services to the order of Vision 21 and to take such other action as may be necessary to confirm to Vision 21 the rights to collect and retain for its own account such Accounts Receivable. The Company shall cause its Professional Employees to agree that such security interest of such lender(s) is intended to be a first priority security interest and is superior to any right, title or interest which may be asserted by such Professional Employees with respect to the Accounts Receivable or the proceeds thereof. In the event that the assignment of rights described in this Section shall be deemed, for any reason, to be ineffective as an outright assignment, the Company shall cause each Professional Employee to agree that such Professional Employee shall be deemed, effective as of the Closing Date, to have granted to Vision 21 a first priority lien on and security interest in and to any and all interests of such Professional Employee in any of the Accounts Receivable, and all proceeds with respect thereto, to secure the collection by Vision 21 of all Accounts Receivable, and this Agreement shall be deemed to be a security agreement to the extent necessary to give effect to the foregoing. The Company shall cause each Professional Employee to execute and deliver, all such financing statements as the Company or Vision 21 may request in order to perfect such security interest. The Company shall not suffer any Professional Employee to grant any other lien on or security interest in or to such Accounts Receivable or any proceeds thereof.

         9. COVENANTS OF VISION 21. Vision 21 agrees that between the date hereof and the Closing:

         9.1. Consummation of Agreement. Vision 21 shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other actions necessary to approve the Transaction; provided, however, that this covenant shall not require Vision 21 to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

         9.2. Notification of Certain Matters. Vision 21 shall promptly inform the Company and the Physician in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by Vision 21 subsequent to the date of this Agreement and prior to the Closing Date under any agreement or commitment entered into by Vision 21 material to Vision 21's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in Vision 21's condition (financial or otherwise), operations, assets, liabilities or business.

         9.3. Licenses and Permits. Vision 21 shall use its best efforts to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable to consummate the Transaction or provide the services contemplated by the Business Management Agreement and to conduct the intended business of Vision 21.

         9.4. Release of Physician From Practice Liabilities. Vision 21 shall use its best efforts to obtain from third party creditors the release of Physician from any personal liabilities relating to the Practice which are identified on Schedule 9.4 and assumed by Vision 21 pursuant to the terms of this Agreement.

         9.5. Approvals of Third Parties. Vision 21 shall use its best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

         10. COVENANTS OF VISION 21, THE COMPANY AND THE PHYSICIAN. Vision 21, the Company and the Physician agree as follows (with respect to New P.A.'s covenants, the Physician agrees to cause New P.A. to perform, and with respect to the Partnership's covenants, the Company agrees to use its best efforts to cause the Partnership to perform):

         10.1. Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to attach, supplement or amend promptly the Schedules with respect to any matter that would have been or would be required to be set forth or described in the Schedules in order to not materially breach any representation, warranty or covenant of such party contained herein; provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the Company, the Partnership or the Nonmedical Assets may be made unless Vision 21 consents to such amendment or supplement, and no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to Vision 21 may be made unless the Company and the Physician consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 11.1 and
12.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 10.1. In the event that the Company is required to amend or supplement a Schedule in accordance with this Section 10.1 and Vision 21 does not consent to such amendment or supplement, or Vision 21 is required to amend or supplement a Schedule in accordance with this Section 10.1 and the Company and the Physician do not consent, this Agreement shall be deemed terminated by mutual consent as set forth in Section 16.1(d) or Section 16.1(e) as appropriate.

         10.2.    Fees and Expenses.

                  a. If the Transaction is consummated, Vision 21 shall pay all costs of the Audit of the Partnership's Financial Statements and financial records by the Accountants (or auditors designated by Vision 21's Accountants). All items prepared by the Accountants in connection with the Audit ("Prepared Audit Materials") shall be for use solely by Vision 21; provided, however, that the Company may utilize the Prepared Audit Materials solely in connection with its review of Vision 21's calculation of the Purchase Price. The Prepared Audit Materials shall not be deemed to include those items which customarily remain the property of auditors such as their working papers and memos.

                  b. In the event the Transaction is not consummated, Vision 21 shall pay for all of the expenses of the Accountants in connection with the Audit. The Company, Physician, Pusateri, P.A. and Sever & Ramseur, P.A. shall not be entitled to copies or originals of the Prepared Audit Materials until the Company, Physician, Pusateri, P.A. and/or Sever & Ramseur, P.A. pays for or reimburses Vision 21 for all of the expenses of the Accountants in connection with the Audit in advance of receiving the Prepared Audit Materials (either from Vision 21 or its Accountants). For purposes of this Agreement, Audit expenses shall include all expenses related to the Audit as well as all expenses incurred to present the financial statements in accordance with GAAP and all schedules related thereto.

                  c. Vision 21 shall pay all costs of a Medicare audit of the Company and the Partnership. The Company and the Partnership shall agree in writing that all information obtained in connection with the Medicare audit shall be made available to Vision 21. The Company, the Partnership, Physician, Pusateri, P.A. and Sever & Ramseur, P.A. shall not be entitled to copies or originals of the Medicare audit materials until the Company, Physician, Pusateri, P.A. and/or Sever & Ramseur, P.A. pays for or reimburses Vision 21 for such audit expenses in advance of receiving the Medicare audit materials (either from Vision 21 or its Medicare auditors).

                  d. Each of the Company, Physician and Vision 21 shall pay the costs and expenses of their own legal counsel with respect to legal services rendered in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby.

         10.3. Release of Physician From Practice Liabilities. Vision 21 shall use its best efforts to obtain the release of the Physician from any liabilities relating to the Practice of which the Physician and the Company are jointly obligated which are set forth on Schedule 10.3.

         10.4. Business Management Agreement. The Company and the Physician shall use their best efforts to cause the Business Management Agreement to be executed and delivered by New P.A. on or prior to the Closing Date.

         11. CONDITIONS PRECEDENT OF VISION 21. Except as may be waived in writing by Vision 21, the obligations of Vision 21 hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions precedent:

         11.1. Representations and Warranties. The representations and warranties of the Company and the Physician contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

         11.2. Covenants. The Company, the Partnership and the Physician shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by the Company, the Partnership or the Physician prior to the Closing Date.

         11.3. Transfer of Partnership Assets and Assignment of Partnership Liabilities. The Partnership shall have distributed all of its assets and assigned all of its liabilities to Pusateri, P.A., Sever & Ramseur, P.A. and the Company.

         11.4. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         11.5. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of the Company or the Partnership shall have occurred since the Partnership Balance Sheet Date, whether or not such change shall have been caused by the deliberate act or omission of the Company, the Partnership or the Physician.

         11.6. Government Approvals and Required Consents. The Company, the Physician, New P.A. and Vision 21 shall have obtained all necessary government and other third-party approvals and consents (other than consents technically required as a result of the transactions contemplated hereby under the terms of managed care contracts to which the Company or any of its employees are a party).

         11.7. Certification. None of the Company, the Partnership, the Physician or New P.A. shall have received any notice of or been made a party to any judicial or administrative proceeding, or threatened to so be made a party, in any action or proceeding that seeks to deny the continued use or receipt of any necessary permit, license, authorization, certification or approval under the Medicare and Medicaid programs to provide ophthalmology or optometry services.

         11.8. Closing Deliveries. Vision 21 shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to Vision 21, referred to in Section 13.1.

         11.9. Due Diligence. Vision 21 shall have completed to its satisfaction a due diligence review of the Company, the Partnership and the Physician.

         11.10. Financial Audit. Vision 21 shall have approved in Vision 21's sole discretion an Audit of the Company, the Partnership and the Practice which Audit shall have been performed by an accounting firm designated by Vision 21.

         11.11. Medicare Audit. Vision 21 shall have approved in Vision 21's sole discretion a Medicare audit of the Company, the Partnership and the Practice.

         11.12. Exemption Under State Securities Laws. The transfer of Vision 21's Securities to the Physician as contemplated in this Agreement shall qualify for one or more exemptions from registration under the State's securities laws. Vision 21 shall pay all filing fees in connection with any filing required to qualify the transfer of the Securities for such exemption(s).

         11.13. Assignment of Professional Employees' Rights in Accounts Receivable. The Company shall have caused the Professional Employees to assign any and all of their rights with respect to Accounts Receivable to Vision 21 and shall cause such Professional Employees to execute such other agreements and instruments as contemplated in Section 8.20.

         12. CONDITIONS PRECEDENT OF THE COMPANY AND THE PHYSICIAN. Except as may be waived in writing by the Company and the Physician, the obligations of the Company and the Physician hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions precedent:

         12.1. Representations and Warranties. The representations and warranties of Vision 21 contained herein shall be true and correct in all respects when initially made and shall be true and correct in all material respects as of the Closing Date.

         12.2. Covenants. Vision 21 shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

         12.3.    [RESERVED]

         12.4. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         12.5. Government Approvals and Required Consents. The Company, the Partnership, the Physician, New P.A. and Vision 21 shall have obtained all necessary government and other third-party approvals and consents (other than consents technically required as a result of the transactions contemplated hereby under the terms of managed care contracts to which the Company, the Partnership or any of their respective employees are a party).

         12.6. Closing Deliveries. The Company, the Partnership, the Physician and New P.A. shall have received all documents, instruments and agreements, duly executed and delivered in form reasonably satisfactory to the Company, referred to in Section 13.2.

         12.7. No Change in Voting or Ownership Control. There shall have been no changes in the voting or ownership control of Vision 21 from the date first above written to the Closing Date.

         12.8. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of Vision 21 shall have occurred since the end of the last fiscal period reported in the Vision 21 Financial Statements, whether or not such change shall have been caused by the deliberate act or omission of Vision 21.

         13.      CLOSING DELIVERIES; ESCROW OF DOCUMENTS.

         13.1. Deliveries of the Company, the Physician and New P.A. At or prior to September 30, 1997, the Company, the Physician and New P.A. shall deliver to Vision 21, c/o Shumaker, Loop & Kendrick, LLP, counsel to Vision 21, the following, all of which shall be in a form reasonably satisfactory to Vision 21 and shall be held by Shumaker, Loop & Kendrick, LLP in escrow pending Closing, pursuant to an escrow agreement or letter in form and substance mutually acceptable to the parties hereto:

                  a. a copy of resolutions of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and all related documents and agreements, and (ii) the consummation of the Transaction, certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

                  b. a copy of resolutions of the Board of Directors of New P.A. authorizing the execution, delivery and performance of the Business Management Agreement, the Physician Employment Agreements, and all other documents to be executed and delivered by New P.A. as contemplated by this Agreement, certified by the Secretary of New P.A. as being true and correct copies of the originals thereof subject to no modifications or amendments;

                  c. a certificate of the President of the Company, and of the Physician, dated the Closing Date, as to the truth and correctness of the representations and warranties of the Company and the Physician contained herein, on and as of the Closing Date;

                  d. a certificate of the President of the Company, and of the Physician, dated the Closing Date, (i) as to the performance of and compliance in all material respects by the Company, the Partnership and the Physician with all covenants contained herein on and as of the Closing Date and
(ii) certifying that all conditions precedent of the Company and the Physician to the Closing have been satisfied;

                  e. a certificate of the Secretary of the Company and the Secretary of New P.A. certifying as to the incumbency of the directors and officers of each corporation and as to the signatures of such directors and officers who have executed documents delivered pursuant to the Agreement on behalf of each corporation;

                  f. a certificate, dated within ten (10) days prior to the Closing Date, of the Secretary of State of the state of incorporation for the Company and New P.A. establishing that each such corporation is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in its state of organization;

                  g. documentation evidencing the distribution of all assets of the Partnership and assignment of all liabilities of the Partnership to Pusateri, P.A., Sever & Ramseur, P.A. and the Company;

                  h. such appropriate documents of transfer, including bills of sale, endorsements, assignments, drafts, checks or other instruments, as to all of the Nonmedical Assets, and any other appropriate instruments in such reasonable or customary form as shall be requested by Vision 21 and its counsel;

                  i. such instruments satisfactory to Vision 21 that all liens, claims, pledges, security interests and other encumbrances on all of the Nonmedical Assets have been released;

                  j. all authorizations, consents, permits and licenses referenced in Section 3.5;

                  k. the executed Business Management Agreement in substantially the form attached hereto as Exhibit 13.1(k);

                  l. an executed Physician Employment Agreement between the New P.A. and the Physician in substantially the form attached hereto as
Exhibit 13.1(l);

                  m. an executed Physician Employment Agreement between the New P.A. and each Physician Employee who is then an employee of New P.A. in substantially the form attached hereto as Exhibit 13.1(m);

                  n. an executed Optometrist Employment Agreement between the New P.A. and each Optometrist Employee who is then an employee of New P.A. in substantially the form attached hereto as Exhibit 13.1(n);

                  o. a non-foreign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Code, of the Physician, signed under a penalty of perjury and dated as of the Closing Date, to the effect that the Physician is a United States citizen or a resident alien (and thus not a foreign person) and providing the Physician's United States taxpayer identification number;

                  p. an assignment to Vision 21 of each lease for real property described on Schedule 2.1(d) (the "Lease Assignments"), or if desired by Vision 21, a new lease or leases between the landlords under such leases and Vision 21 in form and substance reasonably satisfactory to Vision 21; and

                  q. such other instrument or instruments of transfer prepared by Vision 21 as shall be necessary or appropriate, as Vision 21 or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

         13.2. Deliveries of Vision 21. At or prior to September 30, 1997, Vision 21 shall deliver to the Company and the Physician, c/o Shumaker, Loop & Kendrick, LLP, counsel to Vision 21, the following, all of which shall be in a form reasonably satisfactory to the Company and the Physician and shall be held by Shumaker, Loop & Kendrick, LLP in escrow pending Closing, pursuant to an escrow agreement or letter in form and substance mutually acceptable to the parties hereto:

                  a. a copy of the resolutions of the Board of Directors of Vision 21 authorizing (i) the execution, delivery and performance of this Agreement, and all related documents and agreements, and (ii) the consummation of the Transaction, certified by Vision 21's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

                  b. a certificate of an officer of Vision 21 dated the Closing Date as to the truth and correctness of the representations and warranties of Vision 21 contained herein, on and as of the Closing Date;

                  c. a certificate of an officer of Vision 21 dated the Closing Date, (i) as to the performance and compliance of Vision 21 with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Vision 21 to the Closing have been satisfied;

                  d. a certificate, dated within ten (10) days prior to the Closing Date, of the Secretary of State of the State of Florida establishing that Vision 21 is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in such state;

                  e.       [RESERVED];

                  f.       [RESERVED];

                  g.       the executed Lease Assignments;

                  h.       the Purchase Price; and

                  i. such other instrument or instruments of transfer, prepared by the Company or the Physician as shall be necessary or appropriate, as the Company, the Physician or their counsel shall reasonable request, to carry out and effect the purpose and intent of this Agreement.

         13.3. Release of Escrow Materials. Shumaker, Loop & Kendrick, LLP (the "Escrow Agent") shall release the agreements, certificates, instruments, documents and other materials described in Sections 13.1 and 13.2 to the appropriate parties to effectuate the transactions contemplated in this Agreement only after all such materials have been delivered by all applicable parties (or the parties receiving such documents have waived in writing such delivery requirement), the parties have completed their due diligence, the Audit and the Medicare audit have been completed, and each of Vision 21, the Physician and the Company shall have sent written notice to the Escrow Agent stating that the conditions to release of the escrowed documents have been satisfied or waived. In the event that all of Vision 21, the Physician and the Company have not notified the Escrow Agent in writing that they are satisfied with or have waived all of the conditions to the release of the escrowed documents, the Escrow Agent shall immediately return any consideration by Vision 21 held by it to Vision 21 and shall promptly destroy or return the foregoing materials to the parties sending such materials.

         14.      POST CLOSING MATTERS.

         14.1. Further Instruments of Transfer. From and after the Closing Date, at the request of Vision 21 and at Vision 21's sole cost and expense, the Physician and the Company shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

         14.2. Practice Advisory Council; Local Advisory Council; National Appeals Council. Vision 21 and the New P.A. shall establish a practice advisory council composed of delegates from Vision 21 and the New P.A. which shall advise Vision 21 and the New P.A. and determine certain issues as more fully described in the Business Management Agreement. Vision 21 shall also establish a local advisory council composed of delegates from certain practice groups acquired by Vision 21 in connection with the Recent Acquisitions, delegates from the New P.A. and delegates from Vision 21. Such delegates shall be appointed from practice groups which are located in a market area to be identified by Vision 21 and in which the New P.A. is located. The local advisory council board shall advise Vision 21 and the practice groups within the market area as to policy and strategy issues and shall determine certain types of issues and disputes between Vision 21 and such practice groups which issues and disputes are identified in the Business Management Agreement and other management agreements entered into between Vision 21 and practice groups. New P.A. shall have the right to appoint one (1) member to a local advisory council who shall serve an initial two (2) year term. After the initial two-year term, election of members to the local advisory council shall be in accordance with by-laws which shall be adopted and amended by the local advisory council. Vision 21 shall also establish a national appeals council which shall have, among other duties and responsibilities, the power to adopt and amend its by-laws, to review and approve as limited herein certain decisions of the local advisory councils, and to resolve deadlocks among the members of such local advisory councils.

         14.3. Access to Books and Records. From and after the Closing Date, at the request of any party hereto, each of the other parties shall reasonably cooperate in providing the requesting party with access to such other parties' personnel who are knowledgeable concerning, and books and records which are relevant to, the inquiry by the requesting party; provided, however, that (a) such personnel shall be available at, and the access to such books and records shall be granted at the responding party's business premises and during the responding party's regular business hours, and (b) the inquiry shall be for a legitimate business purpose, including tax filings and compliance, defending against litigation or other claims, or for any other legitimate business purpose. All copies of such books and records shall be at the requesting party's expense. Each of the parties to this Agreement shall retain all books and records with respect to the transactions contemplated herein for a minimum of five (5) years from the Closing Date.

         15.      REMEDIES.

         15.1. Indemnification by the Company and Physician. Subject to the terms and conditions of this Agreement, the Company and the Physician, jointly and severally, agree to indemnify, defend and hold Vision 21 and its directors, officers, employees, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages") asserted against or incurred by such entities and individuals (including, but not limited to, any reduction in payments to or revenues of the New P.A.) arising out of or resulting from:

                  a. a breach of any representation, warranty or covenant of the Company or the Physician contained herein or in any schedule or certificate delivered hereunder;

                  b. any liability under the Securities Act, the Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Physician or the Company (including its subsidiaries, if any), the Partnership or New P.A., and provided to Vision 21 or its counsel by the Company or the Physician, specifically for inclusion in a Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, (ii) arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Physician or the Company (including its subsidiaries, if any), the Partnership or New P.A. required to be stated therein or necessary to make the statements therein not misleading, and not provided to Vision 21 or its counsel by the Company or the Physician, provided, however, that such indemnity shall not inure to the benefit of Vision 21 to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus, and such information was not so included by Vision 21 and properly delivered to shareholders of Vision 21 who acquire Vision 21 Common Stock in any Public Offering;

                  c. any filings, reports or disclosures made pursuant to the IRS Voluntary Compliance Resolution Program, if applicable; and

                  d. any liability arising from any alleged unlawful sale or offer to sell or transfer any of the Common Stock by Physician.

         15.2. Indemnification by Vision 21. Subject to the terms and conditions of this Agreement, Vision 21 hereby agrees to indemnify, defend and hold the Company and the Physician harmless from and against all damages asserted against or incurred by it or him arising out of or resulting from:

                  a. a breach by Vision 21 of any representation, warranty or covenant of Vision 21 contained therein or in any schedule or certificate delivered hereunder;

                  b. any liability under the Securities Act, the Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Vision 21, contained in any preliminary prospectus, Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact relating to Vision 21 (including its subsidiaries), required to be stated therein or necessary to make the statements therein not misleading; and

                  c. any filings, reports or disclosures made pursuant to the IRS Voluntary Compliance Resolution Program, if applicable.

         Notwithstanding anything in this Section 15.2, Vision 21 shall not be liable for any Damages resulting from any matter not disclosed to Vision 21 by any of the third parties acquired by Vision 21 in connection with the Recent Acquisitions.

         15.3. Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                  a. A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (and, in any event, at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents) (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 15.6, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within thirty (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 15 with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                  b. If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 15.3(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to
Section 15.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party.

                  c. If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 15.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 15.3(b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 15 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnifying Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control any defense or settlement controlled by the Indemnified Party pursuant to this Section 15.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to the Indemnified Party, then the Indemnifying Party may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

                  d. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by mediation or arbitration as provided in Section 19.1 if the parties do not reach a settlement of such dispute within thirty (30) days after notice of a dispute is given.

                  e. Payments of all amounts owing by an Indemnifying Party pursuant to this Article 15 relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 15.3(d) shall be made within thirty (30) days after the later of (i) the expiration of the sixty (60) day Indemnity Notice period or (ii) the expiration of the period for appeal, if any, of a final adjudication or arbitration of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

         15.4. Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity. This Article 15 regarding indemnification shall survive Closing.

         15.5. Costs, Expenses and Legal Fees. Each party hereto agrees to pay the costs and expenses (including attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that another party breached any of the terms of this Agreement.

         15.6. Indemnification Limitations. Notwithstanding the provisions of Sections 15.1 and 15.2, (a) no party shall be required to indemnify another party with respect to a breach of a representation, warranty or covenant unless the claim for indemnification is brought within two (2) years after the Closing Date, except that a claim for indemnification for a breach of the representations and warranties contained in Sections 3.1, 3.2., 3.3, 3.11, 3.14, 4.3, 4.5, 4.7, 5.1, 5.2, 5.3, 5.4 and 6.1 may be made at any time, and a claim for indemnification for a breach of the representations and warranties contained in Sections 3.9, 3.15, 3.17, 3.18, 3.24, 3.25, 3.26, 3.27, 3.28, 3.30, 4.1, 4.4,
4.6, 5.6 and 5.7 may be made at any time within the applicable statute of limitations; (b) indemnification based upon Sections 15.1(b) through (d) and 15.2(b) may be made at any time within the applicable statute of limitations; and (c) the Physician shall not be required to indemnify Vision 21 pursuant to
Section 15.1 unless, and to the extent that, the aggregate amount of Damages incurred by Vision 21 shall exceed an amount equal to two percent (2%) of the total Purchase Price; and (c) the Physician shall not be required to indemnify Vision 21 with respect to a breach of a representation, warranty or covenant for Damages in excess of the aggregate Purchase Price received by the Physician (other than pursuant to a requirement to indemnify Vision 21 under Sections 3.27 or 3.28, or unless the breach involves an intentional breach or fraud by the Physician which shall be unlimited).

         15.7. Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

         15.8. Payment of Indemnification Obligation. In the event that the Physician has an indemnification obligation to Vision 21 hereunder, subject to Vision 21's approval as set forth below, the Physician may satisfy such obligation by transferring to Vision 21 such number of shares of Vision 21 Common Stock owned by the Physician having an aggregate fair market value (which is the fair market value at such time based on the last reported sale price of Vision 21 Common Stock on a principal national securities exchange or other exchange on which the Vision 21 Common Stock is then listed or the last quoted ask price on any over-the-counter market through which the Vision 21 Common Stock is then quoted on the last trading day immediately preceding the day on which the Physician transfers shares of Vision 21 Common Stock to Vision 21 hereunder) equal to the indemnification obligation, provided that each of the following conditions are satisfied:

                  a. The Physician shall transfer to Vision 21 good, valid and marketable title to the shares of Vision 21 Common Stock, free and clear of all adverse claims, security interests, liens, claims, proxies, options, stockholders' agreements and encumbrances;

                  b. The Physician shall make such representation and warranties as to title to the stock, absences of security interests, liens, claims, proxies, stockholders' agreements and other encumbrances and other matters as reasonably requested by Vision 21; and

                  c. The other terms and conditions of any transaction contemplated pursuant to this Section and the effects thereof, including any legal or tax consequences, shall be reasonably satisfactory to Vision 21.

         16.      TERMINATION.

         16.1. Termination. This Agreement may be terminated and the Transaction may be abandoned:

                  a. at any time prior to the Closing Date by mutual agreement of all parties;

                  b. at any time prior to the Closing Date by Vision 21 if any representation or warranty of the Company or the Physician contained in this Agreement or in any certificate or other document executed and delivered by the Company or the Physician pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company or the Physician fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt of written notice thereof;

                  c. at any time prior to the Closing Date by the Company if any representation or warranty of Vision 21 contained in this Agreement is or becomes untrue in any material respect or if Vision 21 fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt or written notice thereof;

                  d. at any time prior to the Closing Date by the Company in the event of the failure of any of the conditions precedent set forth in
Article 12 of this Agreement;

                  e. at any time prior to the Closing Date by Vision 21 in the event of the failure of any of the conditions precedent set forth in Article 11 of this Agreement;

                  f. by Vision 21 if at any time prior to the Closing Date, Vision 21 deems termination to be advisable, provided, however, that if Vision 21 exercises its right to terminate this Agreement under this subsection, Vision 21 shall reimburse the Company and the Physician for all reasonable attorneys' and accountants' fees incurred by the Company and the Physician in connection with this Agreement; provided that Vision 21 shall only reimburse the Company and the Physician up to an aggregate maximum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) for such fees; or

                  g. by Vision 21 or the Company if the Transaction shall not have been consummated by November 30, 1997.

         16.2. Effect of Termination. In the event this Agreement is terminated pursuant to Section 16.1, Vision 21, the Company and the Physician, shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity, subject to the limitations set forth in Section 15.1. In the event of a termination of this Agreement under the provisions of this Article 16, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

         17.      PHYSICIAN EMPLOYMENT AGREEMENT.

         17.1. Physician Employment Agreement. The parties acknowledge that in accordance with the terms of this Agreement, Physician, as employee, and the New P.A., as employer, have entered into the Physician Employment Agreement and that Vision 21 is entitled to enforce such Physician Employment Agreement as an intended third party beneficiary. Physician and Vision 21 acknowledge that Vision 21 would suffer severe harm in the event of Physician's resignation prior to the expiration of the five (5) year term of such Physician Employment Agreement (without first obtaining the written consent of Vision 21) or a breach or default of Physician's obligations under such Physician Employment Agreement, and Physician, the Company and Vision 21 agree that Vision 21 shall be entitled to recover from Physician any and all damages incurred by Vision 21 caused by such resignation, breach or default. Notwithstanding the foregoing, Vision 21 shall not be entitled to recover its damages caused by such resignation, breach or default if such resignation, breach or default was caused by: (i) the death or disability of Physician, (ii) circumstances not caused by an act or omission of Physician and which circumstances are beyond his control, or (iii) loss of Physician's license to practice as an ophthalmologist, unless such loss of license is due to an act or omission of Physician. Notwithstanding the foregoing, Physician shall have no obligation to pay the damages contemplated in this Section 17.1 if (a) the Business Management Agreement has been terminated pursuant to a material breach by Vision 21, or (b) Physician cures any such breach or default of the Physician Employment Agreement within a period of thirty (30) days after notice from Vision 21 of such breach or default.

         17.2. Survival. The parties acknowledge and agree that this Article 17 shall survive the Closing of the transactions contemplated herein.

         18.      NON-COMPETITION AND CONFIDENTIALITY COVENANTS.

         18.1.    Physician and Company Non-Competition Covenant.

                  a. The Physician and the Company recognize that the covenants of the Physician and the Company contained in this Section 18.1 are an essential part of this Agreement and that, but for the agreement of the Physician and the Company to comply with such covenants, Vision 21 would not have entered into this Agreement. The Physician and the Company acknowledge and agree that the Physician's and the Company's covenants not to compete are necessary to ensure the continuation of the Management Business (as defined below) and are necessary to protect the reputation of Vision 21, and that irreparable and irrevocable harm and damage will be done to Vision 21 if the Physician or the Company compete with the Management Business or Vision 21. The Physician and the Company accordingly agree that for the periods set forth in the Business Management Agreement the Physician and the Company shall not:

                           i)       directly or indirectly, either as principal,
agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for the Physician's or the Company's own benefit or for the benefit of any other person or entity knowingly (A) hire, attempt to hire, contact or solicit with respect to hiring any employee of Vision 21 (or of any of its direct or indirect subsidiaries) or (B) induce or otherwise counsel, advise or encourage any employee of Vision 21 (or of any of its direct or indirect subsidiaries) to leave the employment of Vision 21;

                           ii)      act or serve, directly or indirectly, as a
principal, agent, independent contractor, consultant, director, officer, employee, employer or advisor or in any other position or capacity with or for, or acquire a direct or indirect ownership interest in or otherwise conduct (whether as stockholder, partner, investor, joint venturer, or as owner of any other type of interest), any Competing Management Business as such term is defined herein; provided, however, that this clause (ii) shall not prohibit the Physician or the Company from being the owner of up to 1% of any class of outstanding securities of any company or entity if such class of securities is publicly traded; or

                           iii)     directly or indirectly, either as principal,
agent, independent, contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for the Physician's or the Company's own benefit or for the benefit of any other person or entity, call upon or solicit any customers or clients of the Management Business; provided however, that the Physician may send out a general notice to the customers or clients of the Management Business announcing the termination of his arrangement with Vision 21 and may advertise in a general manner without violating this covenant. The parties hereto acknowledge and agree that for purposes of this Section, patients which have in the past received medical or optometric care from the Company or the Partnership and/or shall in the future receive medical or optometric care from the New P.A. are not deemed to be customers or clients of the Management Business.

                  b. For the purposes of this Section 18.1, the following terms shall have the meaning set forth below:

                           i)       "Management Business" shall mean management
and administration of the non-medical aspects of medical, ophthalmology and optometry practices.

                           ii)      "Competing Management Business" shall mean
an individual, business, corporation, association, firm, undertaking, company, partnership, joint venture, organization or other entity that either (A) conducts a business substantially similar to the Management Business within the State, or (B) provides or sells a service which is the same or substantially similar to, or otherwise competitive with the services provided by the Management Business within the State; provided, however, that "Competing Management Business" shall not include Vision 21, or the Physician's internal management and administration of the Physician's or the Company's medical practice or participation in the management and administration of a physician group in which the Physician or the Company devote a significant amount of time to the practice of medicine.

                  c. Should any portion of this Section 18.1 be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Physician or the Company hereunder, and only in such event, then the Physician, the Company and Vision 21 consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

                  d. This covenant shall be construed as an agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of the Physician or the Company against Vision 21, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Vision 21 of this covenant; provided, however, that the Physician and the Company shall not be bound by this covenant and shall not be obligated to pay the liquidated damages contemplated in this Section 18.1 if at the time of a breach of this covenant the Business Management Agreement has already been terminated pursuant to Section 6.2(a) or 6.2(d) thereof. Without limiting other possible remedies to Vision 21 for breach of this covenant, the Physician and the Company agree that injunctive or other equitable relief will be available to enforce the covenants of this provision. The Physician, the Company and Vision 21 further expressly acknowledge that the damages that would result from a violation of this non-competition covenant would be impossible to predict with any degree of certainty, and agree that liquidated damages in the amount of the aggregate consideration received by the Physician pursuant to this

Agreement is reasonable in light of the severe harm to the Management Business and Vision 21 which would result in the event that a violation of this non-competition covenant were to occur. For purposes of calculation of the liquidated damages contemplated in this Section and for purposes of calculation of the liquidated damages contemplated in the Business Management Agreement and the Physician Employment Agreement between the Physician and the New P.A., the aggregate consideration received by Physician and the Company pursuant to this Agreement shall be in those amounts and in such form as set forth in Schedule
18.1. If the Physician violates this non-competition covenant, Vision 21 shall, in addition to all other rights and remedies available at law or equity, be entitled to (a) cancel the number of shares of Common Stock held by the Physician or the Company or, with respect to shares of Common Stock entitled to be received by the Physician or the Company, terminate its obligation to deliver such number of shares of Common Stock valued as set forth in Section 6.6(a) of the Business Management Agreement, and (b) repayment by Physician to Vision 21 of the fair market value as described above, of Vision 21 Common Stock sold by Physician; but in no event shall Vision 21 be entitled to offset amounts in excess of the liquidated damages sum pursuant to this Section 18.1. The Physician and the Company agree to deliver to Vision 21 the certificates representing any such shares canceled by Vision 21. Payment and satisfaction by Physician shall be made within sixty (60) days of notification to Physician by Vision 21 that Physician has violated this non-competition covenant.

                  e.       Notwithstanding anything contained herein, this
Section 18.1 shall not be construed to (i) limit the freedom of any patient of the Physician or the Company to choose the facility or physician from whom such patient shall receive health-care services or (ii) limit or interfere with the Physician's ability to exercise his professional medical judgment in treating his patients or his ability to provide medical services to his patients.

         18.2. Physician and Company Confidentiality Covenant. From the date hereof, the Physician and the Company shall not, directly or indirectly, use for any purpose, other than in connection with the performance of the Physician's duties under the Physician Employment Agreement with the New P.A., or disclose to any third party, any material information of Vision 21, the Company or the Partnership, as appropriate (whether written or oral), including any business management or economic studies, patient lists, proprietary forms, proprietary business or management methods, marketing data, fee schedules, or trade secrets of Vision 21, of the Company or of the Partnership, as applicable, and including the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Notwithstanding the foregoing, the Physician and the Company may disclose information that the Physician or the Company can establish (a) is or becomes generally available to and known by the public or medical community (other than as a result of an unpermitted disclosure directly or indirectly by the Physician or the Company or their respective Affiliates, advisors, or representatives); (b) is or becomes available to the Physician or the Company on a nonconfidential basis from a source other than Vision 21 or its Affiliates, advisors or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to Vision 21 or its Affiliates, advisors or representatives of which the Physician or the Company has knowledge; or (c) has already been or is hereafter independently acquired or developed by the Physician or the

Company without violating any confidentiality agreement with or other obligation of secrecy to Vision 21, the Company or their respective Affiliates, advisors or representatives. Without limiting the other possible remedies to Vision 21 for the breach of this covenant, the Physician and the Company agree that injunctive or other equitable relief shall be available to enforce this covenant. The Physician and the Company further agree that if any restriction contained in this Section 18.2 is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions contained herein shall be enforced independently of each other.

         18.3. Survival. The parties acknowledge and agree that this Article 18 shall survive the Closing of the transactions contemplated herein.

         19.      DISPUTES.

         19.1. Mediation and Arbitration. Any dispute, controversy or claim (excluding claims arising out of an alleged breach of Article 18 of this Agreement) arising out of this Agreement, or the breach thereof, that cannot be settled through negotiation shall be settled (a) first, by the parties trying in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the AAA (such mediation session to be held in Tampa, Florida and to commence within 15 days of the appointment of the mediator by the AAA), and (b) if the controversy, claim or dispute cannot be settled by mediation, then by arbitration administered by the AAA under its Commercial Arbitration Rules (such arbitration to be held in Tampa, Florida, before a single arbitrator and to commence within 15 days of the appointment of the arbitrator by the AAA), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         20.      MISCELLANEOUS

         20.1. Taxes. Physician and the Company shall pay all transfer taxes, sales and other taxes and charges, imposed by the State, if any, which may become payable in connection with the transactions and documents contemplated hereunder (excluding any of such taxes which may be attributable to services to be provided by Vision 21 under the Business Management Agreement). Vision 21 shall pay all transfer taxes, sales and other taxes and charges imposed by the State of Florida, if any, which may become payable in connection with the transactions and documents contemplated hereunder (excluding any of such taxes which may be attributable to services to be provided by Vision 21 under the Business Management Agreement).

         20.2. Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement or any document contemplated by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         20.3. Parties Bound. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

         20.4. Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

         If to Vision 21 addressed to:

                  Vision Twenty-One, Inc.
                  7209 Bryan Dairy Road
                  Largo, Florida  34777
                  Attn:  Richard T. Welch, Chief Financial Officer

         With copies to:

                  Shumaker, Loop & Kendrick, LLP
                  Post Office Box 172609
                  101 E. Kennedy Boulevard, Suite 2800
                  Tampa, Florida  33672-0609
                  Facsimile No. (813) 229-1660
                  Attn:  Darrell C. Smith, Esquire

         If to the Company and the Physician addressed to:

                  Leonard E. Cortelli, M.D., P.A.
                  13602 North 46th Street
                  Tampa, Florida 33613
                  Attn:  Leonard E. Cortelli, M.D.

         With copies to:

                  Shumaker, Loop & Kendrick, LLP
                  Post Office Box 172609
                  101 E. Kennedy Boulevard, Suite 2800
                  Tampa, Florida  33672-0609
                  Facsimile No. (813) 229-1660
                  Attn:  Barbara R. Pankau, Esquire
or to such other address as such party may have given to the other parties by notice pursuant to this Section 20.4. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

         20.5. Choice of Law. This Agreement shall be construed, interpreted, and the rights of the parties determined in accordance with, the laws of the State of Florida except with respect to matters of law concerning the internal affairs of any corporate or partnership entity which is a party to or the subject of this Agreement, and as to those matters the law of the state of incorporation or organization of the respective entity shall govern.

         20.6. Entire Agreement; Amendments and Waivers. This Agreement, together with the documents contemplated by this Agreement and all Exhibits and Schedules hereto and thereto, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of any of the provisions of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         20.7. Confidentiality Agreements. The provisions of any prior confidentiality agreements and letters of intent between or among Vision 21, the Company, the Partnership and the Physician, as amended, shall terminate and cease to be of any force or effect at and upon the Closing.

         20.8. Modification Clause. It is the intention of the parties hereto to conform strictly to applicable laws regarding the practice and regulation of medicine, whether such laws are now or hereafter in effect, including the laws of the United States of America, the State or any other applicable jurisdiction, and including any subsequent revisions to, or judicial interpretations of, those laws, in each case to the extent they are applicable to this Agreement (the "Applicable Laws"). Accordingly, if the ownership of any Nonmedical Asset by Vision 21 violates any Applicable Law, then the parties hereto agree as follows:
(a) the provisions of this Section 20.8 shall govern and control; (b) if none of the parties hereto are materially economically disadvantaged, then any Nonmedical Asset, the ownership of which violates any Applicable Law, shall be deemed to have never been owned by Vision 21; (c) if one or more of the parties hereto is materially economically disadvantaged, then the parties hereto agree to negotiate in good faith such changes to the structure and terms of the transactions provided for in this Agreement as may be necessary to make these transactions, as restructured, lawful under applicable laws and regulations, without materially disadvantaging either party; (d) this Agreement shall be deemed modified and amended; and (e) the parties to this Agreement shall execute and deliver all documents or instruments necessary to effect or evidence the provisions of this Section 20.8.

         20.9. Assignment. The Agreement may not be assigned by operation of law or otherwise except that Vision 21 shall have the right to assign this Agreement, at any time, to any Affiliate or direct or indirect wholly-owned subsidiary. In the event of such assignment, Vision 21 shall remain liable hereunder.

         20.10. Attorneys' Fees. Except as otherwise specifically provided herein, if any action or proceeding is brought by any party with respect to this Agreement or the other documents contemplated with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation or arbitration, including, without limitation, attorneys' fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding, by the arbitrators deciding such action or proceeding or as agreed to by the parties hereto.

         20.11. Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such other actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder for the purposes of this Agreement.

         20.12. Announcements and Press Releases. Any press releases or any other public announcements concerning this Agreement or the transactions contemplated hereunder shall be approved in advance by Vision 21; provided, however, that if Physician or the Company reasonably believes that he or it has a legal obligation to make a press release and the consent Vision 21 cannot be obtained, then the release may be made without such approval.

         20.13. No Tax Representations. Each party acknowledges that it is relying solely on its advisors to determine the tax consequences of the transactions contemplated hereunder and that no representation or warranty has been made by any party as to the tax consequences of such transactions except as otherwise specifically set forth in this Agreement.

         20.14. No Rights as Stockholder. The Physician shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate evidencing such shares. Except as otherwise provided in the Agreement, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date any stock certificate is issued.

         20.15. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

         20.16. Headings. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         20.17. Severability. Each article, section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant or provision of this Agreement. If any such provision shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         20.18. Form of Transaction. If after the execution hereof, Vision 21 determines that the sale of the Nonmedical Assets of the Company and the Partnership can be better achieved through a different form of transaction without economic injury to the Company or the Physician, or delay of the consummation of the transaction, the Company and the Physician shall cooperate (and the Company shall use its best efforts to cause the Partnership to cooperate) in revising the structure of the transaction and shall negotiate in good faith to so amend this Agreement; provided, that Vision 21 shall reimburse the Company, the Partnership and the Physician at Closing for all reasonable additional expenses incurred by the Company, the Partnership and the Physician as a result of such change in form.








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


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                             "COMPANY"

                                             LEONARD E. CORTELLI, M.D., P.A.


-----------------------------       By: ----------------------------------
Witness                                 Leonard E. Cortelli, M.D., President


-----------------------------
Witness

                                             "PHYSICIAN"


-----------------------------       --------------------------------------
Witness                                   Leonard E. Cortelli, M.D.



                                             "VISION 21"

                                             VISION TWENTY-ONE, INC.


-----------------------------       By:-----------------------------------
Witness                                Theodore N. Gillette, President



-----------------------------

Witness


                                     -68-